UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                                   LEXON, INC.
                 (Name of Small Business Issuer in its Charter)

                           Oklahoma 541700 73-1533326
      (State of incorporation) (Primary SIC Code) (IRS Employer ID Number)

                        8908 South Yale Avenue, Suite 409
                                 Tulsa, OK 74137
                                 (918) 492-4125
                   (Address and telephone number of principal
               executive offices and principal place of business)

                   ------------------------------------------

                    Gifford M. Mabie, Chief Executive Officer

                                   Lexon, Inc.
                        8908 South Yale Avenue, Suite 409
                                 Tulsa, OK 74137
                                 (918) 492-4125
            (Name, address and telephone number of agent for service)

                   ------------------------------------------

                                   Copies to:

                                Ronald C. Kaufman
                           Kaufman & Associates, PLLC
                            One Main Plaza, Suite 210
                              610 South Main Street
                                 Tulsa, OK 74119
                                 (918) 584-4463
                               (918) 584-2207 Fax

                   ------------------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

                   ------------------------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



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


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


 Title of Each Class of
    Securities to be           Amount to be         Offering Price Per      Aggregate Offering          Amount of
       Registered               Registered                 Unit                   Price              Registration Fee
------------------------- ----------------------- ----------------------- ----------------------- -----------------------

Common Stock(1)                          250,000         $0.174(2)                     $  43,500                $  12.09

Common Stock(3)                        4,000,000          $0.25                       $1,000,000                $ 278.00

Common Stock(4)                        4,000,000          $0.50                       $2,000,000                $ 556.00

Common Stock(5)                          236,000          $0.13                        $  30,000                $   8.34

Common Stock(6)                          600,000          $0.25                        $ 150,000                $  41.70

Common Stock(7)                          600,000          $0.50                        $ 300,000                $  83.40

------------------------- ----------------------- ----------------------- ----------------------- -----------------------
Totals                                 9,686,000                                     $ 3,523,500               $  979.53



(1) Common stock (250,000 shares), to be issued to a business consultant pursuant to an agreement.

(2) Based upon the average of the bid and ask prices of Lexon, Inc. Common Stock as reported on the OTC Bulletin Board on August 7, 2001, pursuant to Rules 457(c) and (g) of the Securities Act of 1933.

(3) Based on the price of a sale of stock to accredited investors that was exempt from registration pursuant to Rule 506 of Regulation D. 200,000 of the 4,000,000 shares have been sold in the private placement commencing April 30, 2001, and 3,800,000 will be offered by the Company in this offering. There are no underwriting agreements as the offering is self-underwritten.

(4) Issuable upon the exercise of Common Stock purchase warrants in connection with the sale of stock in (3) above.

(5) Common Stock issued to UTEK Corporation as payment of the balance of a promissory note, due March 31, 2001 that was secured by the Common Stock of Cancer Diagnostics, Inc.

(6) Based on the price of a sale of stock to accredited investors that was exempt from registration pursuant to Rule 506 of Regulation D. The private placement commenced December 31, 2000 and ended March 31, 2001

(7) Issuable upon the exercise of Common Stock purchase warrants in connection with the sale of stock in (6) above.


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


      CROSS-REFERENCE SHEET PURSUANT TO ITEM 501(B) SHOWING LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM SB-2


  Item No.                   Form SB-2 Item                            Location in Prospectus              Page No.
-------------- -------------------------------------------- --------------------------------------------- ------------

      1        Front of Registration Statement and          Prospectus                                         5
               Outside Front Cover of Prospectus

      2        Inside Front and Outside Back Cover Pages    Outside back cover of Prospectus                  34
               of Prospectus

      3        Summary Information and Risk Factors         Summary Information and Risk Factors              11

      4        Use of Proceeds                              Use of Proceeds                                   16

      5        Determination of Offering Price              Determination of Offering Price                   16

      6        Dilution                                     Dilution                                          17

      7        Selling Security Holders                     Selling Security Holders                          17

      8        Plan of Distribution                         Plan of Distribution                              17

      9        Legal Proceedings                            Directors, Executive Officers, Promoters          18
                                                            and Control Persons

     10        Directors, Executive Officers, Promoters     Directors, Executive Officers, Promoters          18
               and Control Persons                          and Control Persons

     11        Security Ownership of Certain Beneficial     Security Ownership of Certain Beneficial          19
               Owners and Management                        Owners and Management

     12        Description of Securities                    Description of Securities                         20

     13        Interest of Named Experts and Counsel        Interest of Named Experts and Counsel             20

     14        Disclosure of Commission Position of         Indemnification of Officers, Directors and        21
               Indemnification for Securities Act           Controlling Persons
               Liabilities

     15        Organization Within Last Five Years          Our History                                       21

     16        Description of Business                      Our Business                                      22

     17        Management's Discussion and Analysis or      Plan of Operation                                 30
               Plan of Operation

     18        Description of Property                      Description of Property                           32

     19        Certain Relationships and Related            Certain Relationships and Related                 32
               Transactions                                 Transactions


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




     20        Market for Common Equity and Related         Market for Common Equity                          32
               Stockholder Matters

     21        Executive Compensation                       Executive Compensation                            33

     22        Financial Statements                         Index to Financial Statements                     33

     23        Changes In and Disagreements With            None                                              33
               Accountants on Accounting and Financial
               Disclosure


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


     The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (SEC) becomes effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the sale or offer is not permitted.

                                   PROSPECTUS

                                   LEXON, INC.
                        8908 South Yale Avenue, Suite 409
                                 Tulsa, OK 74137
                                 (918) 492-4125

                                  THE OFFERING

     This Prospectus relates to the Company's sale of up to 3,800,000 units consisting of one share of common stock and one warrant, offered on a self underwritten basis with no minimum purchase requirements, and the resale by various selling security holders of up to 9,686,000 shares of Common Stock. The consultant and other parties may sell the stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions.

     We will receive proceeds from the Company's sale of shares and the exercise of options.

     Our Common Stock is quoted on the over-the-counter Bulletin Board under the symbol LXXN. On July 31, 2001, the average of the bid and ask prices of the Common Stock on the OTC Bulletin Board was $0.17 per share.

     This investment involves a high degree of risk. You should invest in the Common Stock only if you can afford to lose your entire investment. See "RISK FACTORS" beginning on page 8 of this Prospectus.

     Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this Prospectus is July 31, 2001

     Please read this Prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this Prospectus all the important information that you will need to make an investment decision.

     You should rely only on the information contained or incorporated by reference in this Prospectus to make your investment decision. We have not authorized anyone to provide you with different information. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front page of this Prospectus.


                           NOTICE TO ALABAMA RESIDENTS

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE ALABAMA SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ALABAMA SECURITIES COMMISSION. THE COMMISSION DOES NOT
RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS SUMMARY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


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

                           NOTICE TO ARIZONA RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ARIZONA SECURITIES ACT AND CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                          NOTICE TO ARKANSAS RESIDENTS

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER SECTION 23-42504(a)(14) OF THE ARKANSAS SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ARKANSAS SECURITIES DEPARTMENT. THE DEPARTMENT HAS NOT PASSED UPON THE VALUE OF THESE SECURITIES, MADE ANY RECOMMENDATIONS AS TO THEIR PURCHASE, APPROVED OR DISAPPROVED THE OFFERING, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS SUMMARY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                         NOTICE TO CALIFORNIA RESIDENTS

THE SALE OF THE SECURITIES IN THIS OFFERING HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS SUBSCRIPTION AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                         NOTICE TO CONNECTICUT RESIDENTS

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BANKING COMMISSIONER OF THE STATE OF CONNECTICUT NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                           NOTICE TO FLORIDA RESIDENTS

PURSUANT TO THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE IN FLORIDA MADE PURSUANT TO
SECTION 517.061(11), FLORIDA STATUTES (THE APPLICABLE PROVISION OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT) SHALL BE VOIDABLE BY THE PURCHASER EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER OR ITS AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. PROSPECTIVE PURCHASERS ARE HEREBY NOTIFIED OF SUCH PRIVILEGE. THE INTERESTS REFERRED TO IN THIS SUMMARY STATEMENT WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE INTERESTS HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS OF MAKING SUCH PURCHASE. ____________________ Initial if Florida Resident


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


                           NOTICE TO GEORGIA RESIDENTS

THESE  SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
SECTION 10-5-9 OF THE "GEORGIA SECURITIES ACT OF 1973" AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT.

                          NOTICE TO ILLINOIS RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ILLINOIS SECURITIES ACT, ("THE ILLINOIS ACT") AND ARE BEING SOLD IN RELIANCE UPON THE EXEMPTION CONTAINED IN SECTION 4 OF THE ILLINOIS ACT. THE SECURITIES CANNOT BE RESOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE ILLINOIS ACT OR PURSUANT TO A TRANSACTION, WHICH IS OTHERWISE IN COMPLIANCE WITH THE ILLINOIS ACT.

                        NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421 OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                         NOTICE TO NEW JERSEY RESIDENTS

THESE SECURITIES ARE BEING OFFERED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATIONS PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY, PASSED ON, OR ENDORSED; NOR HAS THE BUREAU PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. THE FILING OF THE WITHIN OFFERING DOES NOT CONSTITUTE APPROVAL OF THE ISSUE OR SALE THEREOF BY THE BUREAU OF SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                         NOTICE TO NEW MEXICO RESIDENTS

THE SECURITIES OFFERED HEREIN WILL BE SOLD AND ACQUIRED BY THE PURCHASER IN A TRANSACTION EXEMPTED UNDER THE NEW MEXICO UNIFORM SECURITIES ACT, AS AMENDED, AND THE RULES PROMULGATED UNDER THE ACT. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF NEW MEXICO. UNLESS THE SECURITIES ARE SO REGISTERED, THEY MAY NOT BE REOFFERED FOR SALE OR RESOLD IN THE STATE OF NEW MEXICO EXCEPT AS A SECURITY, OR IN A TRANSACTION, EXEMPT UNDER SAID ACT.


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
                       NOTICE TO NORTH CAROLINA RESIDENTS

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                        NOTICE TO NORTH DAKOTA RESIDENTS

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES COMMISSIONER OF THE STATE OF NORTH DAKOTA NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUMMARY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        NOTICE TO PENNSYLVANIA RESIDENTS

IF YOU HAVE ACCEPTED AN OFFER TO PURCHASE THESE SECURITIES MADE PURSUANT TO A SUMMARY STATEMENT WHICH CONTAINS A NOTICE EXPLAINING YOUR RIGHT TO WITHDRAW YOUR ACCEPTANCE PURSUANT TO SECTION 207(m) OF THE PENNSYLVANIA SECURITIES ACT OF 1972 [70 P.S. SECTION 1-207(m)], YOU MAY ELECT, WITHIN TWO BUSINESS DAYS AFTER THE FIRST TIME YOU HAVE RECEIVED THE NOTICE AND A SUMMARY STATEMENT TO WITHDRAW FROM YOUR PURCHASE AGREEMENT AND RECEIVE A FULL REFUND OF ALL MONIES PAID BY YOU.
YOUR WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, YOU NEED ONLY SEND A LETTER OR TELEGRAM TO THE ISSUER (OR UNDERWRITER IF ONE IS LISTED ON THE FRONT PAGE OF THE SUMMARY STATEMENT) INDICATING YOUR INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POST-MARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IF YOU ARE SENDING A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT IT IS RECEIVED AND TO ALSO EVIDENCE THE TIME WHEN IT WAS MAILED. SHOULD YOU MAKE THE REQUEST ORALLY, YOU SHOULD ASK FOR WRITTEN CONFIRMATION THAT YOUR REQUEST HAS BEEN RECEIVED.

                       NOTICE TO SOUTH CAROLINA RESIDENTS

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN
RECOMMENDED  BY  ANY  FEDERAL  OR  STATE  SECURITIES  COMMISSION  OR  REGULATORY
AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


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


THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE SOUTH CAROLINA UNIFORM SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE SOUTH CAROLINA SECURITIES COMMISSIONER. THE COMMISSIONER DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS PRIVATE PLACEMENT SUMMARY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        NOTICE TO SOUTH DAKOTA RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER CHAPTER 47-31A OF THE SOUTH DAKOTA SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF FOR VALUE EXCEPT PURSUANT TO REGISTRATION, EXEMPTION THEREFROM, OR OPERATION OF LAW, OR WILL CAUSE TO BE PLACED UPON ALL SAID CERTIFICATES AND THE PRIVATE PLACEMENT SUMMARY STATEMENT LANGUAGE EQUIVALENT THERETO. SAID EQUIVALENT LANGUAGE MUST BE SPECIFICALLY APPROVED BY THE DIRECTOR OF SECURITIES PRIOR TO THE GRANTING OF THE EXEMPTION REQUESTED UNDER 47-31A-402(b)(15).

                          NOTICE TO TENNESSEE RESIDENTS

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                            NOTICE TO TEXAS RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER APPLICABLE SECURITIES LAWS OF TEXAS AND THEREFORE CANNOT BE RESOLD OR TRANSFERRED UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                          NOTICE TO VIRGINIA RESIDENTS

THE VIRGINIA STATE CORPORATION COMMISSION DOES NOT PASS UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT OR THE MERITS OF THIS OFFERING AND THE COMMISSION EXPRESSES NO OPINION AS TO THE QUALITY OF THE SECURITIES.


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

                         NOTICE TO WASHINGTON RESIDENTS

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF WASHINGTON, CHAPTER 21.20R.C.W., AS AMENDED, AND ARE OFFERED PURSUANT TO AN EXEMPTION RELATING TO TRANSACTIONS NOT INVOLVING ANY PUBLIC OFFERING. THIS OFFERING AND OFFERING CIRCULAR HAVE NOT BEEN REVIEWED, APPROVED OR RECOMMENDED BY THE WASHINGTON ADMINISTRATOR. THE SECURITIES CANNOT BE SOLD OR TRANSFERRED UNLESS REGISTERED UNDER THE AFORESAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION.

     The following table of contents has been designed to help you find important information contained in this Prospectus. We encourage you to read the entire Prospectus.



                                Table of Contents


                       Section                          Page                        Section                       Page
------------------------------------------------------ -------- ------------------------------------------------ --------

Summary Information and Risk Factors.....................11     Our Business........................................22
Use of Proceeds..........................................16     Plan of Operation...................................30
Determination of Offering Price..........................16     Description of Property.............................32
Dilution.................................................17     Certain Relationships and Related Transactions......32
Selling Security Holders................................ 17     Market For Common Equity............................32
Plan of Distribution.....................................17     Executive Compensation..............................33
Directors, Executive Officers, Promoters And Control            Index to Financial Statements.......................33
Persons..................................................18
Security Ownership of Certain Beneficial Owners and             Legal Matters.......................................33
Management...............................................19
Description of Securities................................20     Changes in and Disagreements With Accountants
                                                                on Accounting and Financial
                                                                Disclosure..........................................33
Interest of Named Experts and Counsel....................20     Reports to Security Holders.........................33
Indemnification of Officers and Directors and                   Incorporation of Certain Documents By
Controlling Persons......................................21     Reference...........................................34
Our History..............................................21     Outside Back Cover of Prospectus....................34


     In this Prospectus, we refer to Lexon, Inc. as "Lexon" or "we". We refer to our subsidiary, Cancer Diagnostics, Inc. as "CDI", North Shore Long Island Jewish Medical Center as "North Shore", University of Maryland, Baltimore as "UMB", UTEK Corporation as "UTEK", and Diagnostic Oncology CRO, Inc. as "DOCRO".


Sequential Page Number 10

                      SUMMARY INFORMATION AND RISK FACTORS

About Our Company

     We are a development stage company incorporated in Oklahoma on December 16, 1997. We own the exclusive worldwide license to the Ebaf Assay, a blood screening test designed to indicate whether a person may require diagnostic testing for colon cancer and certain types of ovarian and testicular cancers. The Ebaf Assay is being developed by scientists at North Shore and DOCRO for our commercial use. We also own, through our wholly-owned subsidiary CDI, the exclusive worldwide license to the Telomerase Assay, a blood screening test to indicate whether a person may require diagnostic testing for lung cancer. The Telomerase Assay is presently being developed by scientists at UMB for our commercial use. The Ebaf Assay and the Telomerase Assay are in the development stage. The Ebaf Assay and the Telomerase Assay will require Food & Drug Administration (FDA) approval before they can be sold in the United States.

About Our Private Offering

     The Offering is intended to comply with Rule 506 of Regulation D. Lexon is offering 4,000,000 units at $0.25 per unit of which 200,000 units have been sold. Each unit consists of one share of Common Stock, par value $0.001 per share, and one stock purchase warrant to purchase an additional share of Common Stock for $0.50 per share on or before January 11, 2006. The units are being offered on a "best efforts" basis. The Offering shall be open for a period of ninety (90) days from August 31, 2001 unless all 4,000,000 units are sold earlier or the Offering is otherwise extended or terminated by Lexon.

     We will use the net proceeds of this Offering to pay current liabilities to DOCRO, the UMB and to repay loans from stockholders. Additional funds raised in this Offering will be used for general working capital purposes.


                                  RISK FACTORS

     The Common stock being offered for sale are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment in the Common Stock. The Purchase Warrants may never be "in the money" or above fifty cents ($0.50) and thus expire. Before purchasing any of the Common Stock, you should carefully consider each of the risks and uncertainties described below and all the other information contained in this Prospectus. The trading price of our Common Stock could decline if any of the following risks and uncertainties develops into actual events, and you may lose all or part of the money you paid to buy our Common Stock and Warrants.

     This Prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by use described below and elsewhere in this Prospectus. We assume no obligation to update any forward-looking statements or reason why actual results might differ.

We Have A Limited Operating History

     We have only been operating since December 1997. Accordingly, we have a limited operating history upon which an evaluation of our performance and prospects can be based. We face all of the risks common to companies in their early stage of development, including:

         -  Under capitalization
         -  Cash shortages
         -  An unproven business model
         -  A product in the development stage
         -  Lack of revenue, cash flow, and earnings to be self-sustaining


Sequential Page Number 11

Lack of Capital

     The Company needs to raise additional capital to meet its contractual obligations. These is no guarantee that the Company will be successful in raising this capital. This shortage of capital could cause a decline in stock price and the loss of all or part of your investment.

     Our failure to successfully address any of the risks described above will have a material adverse effect on our business, financial condition and on the price of our Common Stock.

     Our failure to successfully address any of the risks described above will have a material adverse effect on our business, financial condition and on the price of our Common Stock.

We Have A History Of Losses And Expect Future Losses

     We have had annual losses since our inception in December 1997. We expect to continue to incur losses until we finish the development of our products, obtain FDA approval for our products, and sell enough products at prices high enough to generate a profit. There is no assurance that we will be able to develop a commercially viable product, to obtain FDA approval for our products, or to generate net revenue from the sale of our products, or to achieve or maintain profitable operations.

Our Products Are Still In Development

     We have no products for sale at this time. The Ebaf Assay and the Telomerase Assay are still in the research and development stage. Neither product has yet been submitted to or received approval from the FDA. FDA approval is required before we can sell the products in the U.S. There is no assurance that the products will be commercially viable or that the FDA will approve the products for sale in the U.S.

     While we have been advised that there is a correlation between the Ebaf protein and colon cancer, and between Telomerase and lung cancer, we have not independently verified the accuracy of these statements. No assurance is given that the presence of Ebaf is an accurate predictor of colon cancer or that Telomerase is an accurate predictor of lung cancer.

If We Cannot Generate Adequate, Profitable Sales Of Our Product, We Will Not Be Successful

     In order to succeed as a company, we must develop a commercially viable product and sell adequate quantities at a high enough price to generate a profit. We may not accomplish these objectives. Even if we succeed in developing a commercially viable product, a number of factors may affect future sales of our product. These factors include:

         -  Whether we are successful in obtaining FDA approval;
         - Whether physicians, patients and clinicians accept our products as viable screening methods for colon and lung cancer; and
         -  Whether reimbursement for the cost of our products is available

We Must Raise Additional Funds To Commence And Complete The FDA Approval Process

     We require substantial additional working capital to collect the data necessary to complete clinical trials, and market our potential products. There is no assurance that the additional capital required will be available to Lexon on acceptable terms when needed, if at all. Any additional capital may involve substantial dilution to the interests of Lexon's then existing shareholders.


Sequential Page Number 12

Until We Apply For And Receive FDA Approval, We Cannot Sell Our Product In The U.S.

     We will not be able to market our potential products in the U.S. until we apply for and receive FDA approval. We have not yet applied for FDA approval related to our potential products, because they are still in the research and development phase. Obtaining FDA approval generally takes years and consumes substantial capital resources with no assurance of ultimate success. We cannot apply for FDA approval until we have successfully collected sufficient data from a pre-clinical trial. Several factors may prevent successful completion of this pre-clinical trial, including an inability to enroll the required number of patients and insufficient demonstration that our potential products are safe and effective. Even if we are successful in collecting sufficient data in the pre-clinical trial, we are not certain that we will be able to obtain FDA approval.

Stringent, Ongoing Government Regulation And Inspection Of Our Potential Products Could Lead To Delays In Their Manufacture, Marketing And Sale

     The FDA continues to review products even after they receive FDA approval. If and when the FDA approves our potential product, its manufacture and marketing will be subject to ongoing regulation, including compliance with current Good Manufacturing Practices, adverse reporting requirements and the FDA's general prohibitions against promoting products for unapproved or "off-label" uses. We are also subject to inspection and market surveillance by the FDA for compliance with these and other requirements. Any enforcement action resulting from failure to comply with these requirements could affect the manufacture and marketing of our potential products. In addition, the FDA could withdraw a previously approved product from the market upon receipt of newly discovered information.

We Must Obtain Regulatory Approvals In Foreign Jurisdictions To Market Our Products Abroad

     We will be subject to a variety of regulations governing clinical trials and sales of our products outside the U.S. Whether or not FDA approval has been obtained, we must secure approval of our products by the comparable non-U.S. regulatory authorities prior to the commencement of marketing of a product in a country. The process of obtaining regulatory approval will be time consuming and costly. The approval process varies from country to country and the time needed to secure additional approvals may be longer than that required for FDA approval. These applications may require the completion of pre-clinical and clinical studies and disclosure of information relating to manufacturing and controls. Unanticipated changes in existing regulations or the adoption of new regulations could affect the manufacture and marketing of our products.

We May Not Be Able To Market And Distribute Our Products

     Our success depends, in part, on our ability to market and distribute our products effectively. We have no experience in the sale or marketing of medical products. We have no manufacturing, marketing or distribution capabilities. In the event that we obtain FDA approval for our potential products, we may require the assistance of one or more experienced pharmaceutical companies to market and distribute our potential products effectively. If we seek an alliance with an experienced pharmaceutical company, we may be unable to find a collaborative participant, enter into an alliance on favorable terms or enter into an alliance that will be successful. Any participant to an alliance might, at its discretion, limit the amount and timing of resources it devotes to marketing our products. Any marketing participant or licensee may terminate its agreement with us and abandon our products at any time for any reason without significant payment. If we do not enter into an alliance with a pharmaceutical company to market and distribute our products, we may not be successful in entering into alternative arrangements, whether engaging independent distributors or recruiting, training and retaining a marketing staff and sales force of our own.

Intense Competition Could Harm Our Financial Performance

     The biotechnology and pharmaceutical industries are highly competitive. There are a number of companies, universities and research organizations actively engaged in research and development of products that may be similar to the Ebaf Assay or the Telomerase Assay. Our competitors may have substantially greater assets, technical staffs, established market shares, and greater financial and operating resources than we do. There is no assurance that we can successfully compete.


Sequential Page Number 13

We Do Not Own The Patents And Will Not Own Any Improvements

     The U.S. patent covering the Ebaf Assay was published on June 29, 1999 and is owned by the University of South Florida ("USF"). Improvements to the patent may be owned by USF and North Shore. A U.S. patent application covering the Telomerase Assay was filed February 16, 1998 and is owned by UMB. There is no assurance that a patent will be issued. If a patent is issued, all improvements will be owned by UMB.

There May Be Competing Products In The Future

     There is no assurance that competing products will not be developed or that improvements to the patents will be available to Lexon under its existing licenses. The filing, prosecution and maintenance of all patent rights are within the sole discretion of the patent owners. Lexon has the right to request that the patent owners seek, obtain and maintain such patent and other protection to the extent that they are lawfully entitled to do so, at Lexon's sole expense. There is no assurance that the patent owners will seek, obtain or maintain such patent and other protection to which they are lawfully entitled. Further, there is no assurance that Lexon will have sufficient working capital to fund the patent owners' efforts in those activities, if requested.

Our Lack Of Foreign Patent Protection Could Adversely Affect Our Ability To Compete

     The U.S. patent covering the Ebaf Assay does not extend to foreign countries, and the Company does not presently have any foreign patent protection for its products.

National Institutes of Health (NIH) Has Certain Statutory Rights To Our Products

     The initial research and development related to the Ebaf screening process was funded by a grant from the NIH. The NIH has also granted $1.1 million to UMB to study Telomerase in lung cancer patients. The NIH retains certain statutory rights to use any invention that results from its funding without having to pay license fees and royalties. In addition, the NIH is protected from lawsuits and infringement claims. There is no assurance that the interests of the NIH will not materially adversely affect Lexon or its business.

We Are Dependent Upon The Services Of The Researchers And Our Employees

     The Ebaf Assay is being developed at DOCRO, and Dr. Tabibzedah, co-discoverer of the Ebaf screening process continues his scientific investigation of ebaf at North Shore. The Telomerase Assay is being developed at UMB under the direction of Dr. Edward Highsmith, discoverer of the Telomerase screening process. The loss of the services of DOCRO, Dr. Tabibzedah or Dr. Highsmith and the inability to retain an acceptable substitute could have a material adverse effect on Lexon.

     In addition, Dr. Tabibzadeh is continuing his scientific investigation of ebaf at North Shore on a month to month basis. Either North Shore, Dr. Tabibzadeh or Lexon may terminate this research at any time. The termination of Dr. Tabibzadeh scientific investigation would a material adverse effect on Lexon.

     Lexon is also dependent upon the services of its sole officer and key employees, each who have provided services without cash compensation until January 3, 2001 when the sole officer and key employees entered into employment contracts which are described under "Our History", paragraph 7, Patents, Trademarks, License, Royalty Agreements or Labor Contracts. The loss of the services of these key personnel or the inability to retain such experienced personnel could have a material adverse effect on Lexon.

Concentration Of Stock Ownership

     UTEK Corporation owns approximately 9% of the outstanding Common Stock. Our sole officer and director and our key employees own approximately 29% of the outstanding Common Stock. In addition, the sole officer and director have options to purchase up to 250,000 shares of Common Stock at $1.5625 per share. Accordingly, UTEK and our sole officer and director and our key employees exercise substantial influence over our business and the election of members to the Board of Directors.


Sequential Page Number 14

Limited Experience Of Management And Potential Conflicts Of Interest

     The sole officer and key employees of Lexon have had limited or no experience in the pharmaceutical industry. In addition, the sole officer and key employees are associated with other firms involved in a range of business activities. Consequently, there are potential conflicts of interest in their acting as officers and directors of Lexon. Management estimates that not more than 50% of their time will be devoted to Lexon's activities.

We May Not Be Able To Find And Retain Suitable Management

     As stated above, Lexon's current management has limited experience in the pharmaceutical industry and the sole director and key employees are associated with other firms in a range of business activities and will devote no more than 50% of their time to Lexon. Therefore, Lexon is planning to conduct a search for a management team to include a new CEO. There is no guarantee that the Company will find a suitable management team and/or CEO. The market for CEO's and management is extremely competitive. If Lexon is unable to find and retain a suitable CEO and/or management this could have an adverse effect on the Company.

Healthcare Reform And Controls On Healthcare Spending May Limit The Price We Can Charge For Our Potential Product And The Amount We Can Sell

     The federal government and private insurers have considered ways to change, and have changed, the manner in which healthcare services are provided in the U.S. Potential approaches and changes in recent years include controls on healthcare spending and the creation of large purchasing groups. In the future, it is possible that the government may institute price controls and limits on Medicare and Medicaid spending. These controls and limits might affect the payments we collect from sales of our product. Assuming we succeed in bringing our product to market, uncertainties regarding future healthcare reform and private practices could impact our ability to sell our product in large quantities at profitable pricing.

Uncertainty Of Third-Party Reimbursement Could Affect Our Ability To Sell Our Products At A Profit

     Sales of medical products largely depend on the reimbursement of patients' medical expenses by governmental healthcare programs and private health insurers. There is no guarantee that governmental healthcare programs or private health insurers will cover the cost of our product or permit us to sell our product at a high enough price and/or volume to generate a profit.

Our Stock Price Is Volatile

     Our Common Stock is traded on the OTC Bulletin Board under the symbol "LXXN". The price at which our Common Stock is traded is volatile and may continue to fluctuate substantially due to factors such as:

         -  Our anticipated operating results
         - Variations between our actual results and the expectations of investors
         - Announcements by us or others and developments affecting our business
         - Investor perceptions of our company and comparable public companies

     In particular, the stock market has from time to time experienced significant price and volume fluctuations affecting the common stocks of penny stock companies in the pharmaceutical industry, like us. These fluctuations may result in a material decline in the price of our Common Stock.

Liquidity

     The low volumes traded in our stock may make it difficult or impossible to resell our securities.


Sequential Page Number 15

Our Stock Is Considered To Be A "Penny Stock"

     The Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks". The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. If an exception is unavailable, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risk associated therewith as well as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stocks may limit the ability of the purchasers of our securities to sell their securities in the secondary marketplace.

We Do Not Expect To Pay Dividends

         We have not declared or paid, and for the foreseeable future we do not anticipate declaring or paying, dividends on our Common Stock.

Auditors' Doubt As To Company's Ability To Continue As A Going Concern

     The Auditor's have stated in their opinion to the audited financial statements that "the Company is a development stage company with insufficient revenues to fund development and operating expenses. This condition raises substantial doubt about its ability to continue as a going concern". The Company plans to use the proceeds from this Offering to fund development and operations as detailed below in the "Use of Proceeds" section.


                                 USE OF PROCEEDS

     We estimate the maximum net proceeds of this Offering to be $1,000,000. The net proceeds from this Offering are intended to fund the research and operations of Lexon. We expect to use the net proceeds of this Offering in substantially the following manner:

                                                                    Amount
                                                         ------------------

Payment of Current Liabilities & Consulting Fees.....           $  600,000
Research at DOCRO.  .................................              300,000
Working Capital......................................              100,000
                                                         ------------------

Total Use Of Maximum Net Proceeds....................           $1,000,000
                                                         ------------------

     Since the maximum net proceeds of this Offering will be applied over time, the actual expenditure of such proceeds for any purpose could vary significantly from the anticipated expenditures described above. Lexon reserves the right, therefore, to reallocate proceeds among the uses described above, depending upon factors such as the results of Lexon's preliminary engineering evaluation, Lexon's success in developing new products, and technological advances in the industry.

                         DETERMINATION OF OFFERING PRICE

     The fair market value of the shares and the stock purchase warrants offered by the Company in the Private Offering dated April 30, 2001 was determined by the Board of Directors. The fair market value of the shares and stock purchase warrants offered by the Company in this offering will be determined by the Board of Directors. Stock for services to the Company were issued at the market closing price on the date of the transaction.

Sequential Page Number 16

                                    DILUTION

     To the extent outstanding warrants and options to purchase our Common Stock are exercised or additional equity securities are issued at a price below the price of a share in this Offering, you may experience dilution. The following table shows the number of Shares acquired from the Company, the aggregate consideration paid by the existing shareholders, Debenture holders and by shareholders in the Offering dated April 30, 2001 assuming that all warrants are exercised and all debentures are converted.


                                             Shares Acquired       Percentage of                                 Percent
                                            from the Company      Shares Held by   Consideration Paid      Consideration
            Shareholder Group                                              Group           for Shares      Paid by Group
------------------------------------------ ------------------ ------------------- -------------------- ------------------
Existing Shareholders                             12,838,735                 57%           $7,738,003              68.5%
Consultants                                          250,000                  1%               62,500               0.6%
Private Offering - April 30, 2001                  8,000,000                 36%            3,000,000              26.6%
Private Offering - December 31, 2000               1,200,000                  5%              450,000                 4%
UTEK Corporation                                     236,000                  1%               30,000               0.3%
------------------------------------------ ------------------ ------------------- -------------------- ------------------
Total                                             22,524,735                100%          $11,280,503               100%


     While we intend to use the proceeds from the sale of the shares and the exercise of options and warrants for working capital and general corporate purposes, including completion of the development of the Ebaf and Telomerase Assays and to fund the gathering of data for FDA approval, a portion of the proceeds is not allocated for a specific purpose. The primary purpose of this Offering is to meet contractual obligations.

                            SELLING SECURITY HOLDERS

     The following table provides certain information with respect to ownership of our Common Stock as of March 31, 2001, and as adjusted to give effect to the sale of all of the shares offered hereby. The Selling Shareholders are not affiliates of Lexon.


                                               Number of Shares                       Number of Shares
                                                   Beneficially                           Beneficially
                                                   Owned Before                            Owned After
                                                       Offering    Number of Shares           Offering  Percent of Class
               Title of Class                                               Offered
--------------------------------------------- ------------------ ------------------- ------------------ -----------------
Consultants                                             250,000             250,000                  0                0%
UTEK Corporation                                      1,060,973             236,000                  0                0%
Charles Wickham                                         400,000             800,000                  0                0%
John K. Green                                           200,000             400,000                  0                0%
David Cowan                                             200,000             400,000                  0                0%
Private Offering Purchasers                                   0           7,600,000                  0                0%



                              PLAN OF DISTRIBUTION

     The selling shareholders are free to offer and sell their Common Stock at such times, in such manner and at such prices as they may determine. The types of transactions in which the Common Stock are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of Common Stock or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. There are no known Underwriters or underwriting obligations.


Sequential Page Number 17

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     Gifford M. Mabie, age 61, is our sole officer and director. He has been an executive officer and director of the Company since December 1997 (inception). From 1982 to 1994, Mr. Mabie was Senior Vice President of CIS Technologies, Inc. (NASD: CISI), a leading healthcare information company that was purchased by National Data Corporation (NYSE: NDC) in 1996. Mr. Mabie was instrumental in raising over $40 million in capital that funded acquisitions and new product development. As a result, that company's revenues grew from $105,000 in 1987 to over $40 million in 1995. Prior to CIS, Mr. Mabie was with Honeywell Information Systems, Inc. Prior to joining Honeywell, he was Corporate Controller with W.B. Dunavant & Company, one of the world's largest cotton brokers. He holds degrees in accounting and economics from Memphis State University and served for eight years in the U.S. Navy. Mr. Mabie is the sole officer and director of Maxxon, Inc. (OTC: MXON). Mr. Mabie is also an officer and director of the following privately held emerging technology companies:

-  Image Analysis, Inc., a color magnetic resonance imaging technology company;
-  Centrex, Inc., an E. coli detection and measurement company; and
-  Nubar  Enterprises, Inc., a laminated carbon fiber reinforcing bar company.

(b)  Significant Employees

     The following individuals are not director or executive officers but are expected by the Company to make a significant contribution to our business:

     Thomas R. Coughlin, Jr., M.D., age 52, is Medical Advisor for Lexon. Prior to joining Lexon, Dr. Coughlin was a cardiovascular surgeon. From 1992 to 1995, he was Medical Director of Cardiovascular Surgical Services at Alexandria Hospital in Alexandria, Virginia, and from 1991 to 1995, was Assistant Clinical Professor, Thoracic and Cardiovascular Surgery at George Washington University Medical Center in Washington, D.C. He has received numerous professional honors and has published 25 research papers. He is a graduate of the University of Rochester School of Medicine and Dentistry, Rochester, New York (M.D.) and of Seton Hall University (B.S.).

     Rhonda R. Vincent, age 37, is Financial Reporting Manager for Lexon. From incorporation until July 16, 1999, when she resigned as an officer and director of Lexon, Ms. Vincent was Vice President, Secretary and Treasurer of Lexon. From 1994 to 1997, Ms. Vincent was Vice President, Secretary, Treasurer and Director of Corporate Vision, Inc. (OTCBB: CVIA), then a multimedia software development company. For five years prior thereto, Ms. Vincent held various accounting, finance and investor relations positions with CIS Technologies, Inc., a leading healthcare information processing company that was purchased by National Data Corporation in 1996. She began her career as an Audit Associate with the public accounting firm of Coopers & Lybrand. Ms. Vincent is a Certified Public
Accountant and holds a Bachelor of Science degree in accounting from Oral Roberts University.

     Vicki L. Pippin, age 42, is Administrative Manager for Lexon. She has had more than 20 years in senior executive administration for various public companies in the aerospace and healthcare software industries, including McDonnell Douglas, Burtek Industries and CIS Technologies.

(c)  Family Relationships

         None.

(d)  Involvement in Legal Proceedings of Officers, Directors and Control Persons

         None.

(e)  Changes In Control

         None.


Sequential Page Number 18

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following shareholders are known to us to own more than 5% of the outstanding Common Stock of the Company. Except as otherwise indicated, all information is as of June 30, 2001 and ownership consists of sole voting and investment power.

                                                                                             Percent of
                                                                         Common Stock       Outstanding
 Name and Address                          Relationship to Company          Owned (1)            Shares
 ----------------------------              -----------------------       ------------       -----------

 UTEK Corporation                                 Beneficial Owner       1,160,973 (2)            8.77%
 202 Wheeler Street
 Plant City, FL 33566

 Goodbody International, Inc.                     Beneficial Owner         750,000 (3)            5.46%
 4546 Barclay Drive, Suite C
 Atlanta, GA  30338

 Gifford M. Mabie                                 Sole Officer and           1,164,286            8.79%
 8908 S. Yale Ave. #409                                   Director
 Tulsa, OK  74137

 Rhonda R. Vincent                                        Employee       1,044,552 (4)            7.89%
 8908 S. Yale Ave. #409
 Tulsa, OK  74137

 Thomas R. Coughlin                                       Employee             814,285            6.15%
 8908 S. Yale Ave. #409
 Tulsa, OK  74137

 Vicki L. Pippin                                          Employee             741,286            5.60%
 8908 S. Yale Ave. #409
 Tulsa, OK  74137

 Sole Officer and Director and Employees
 as a Group (4 persons)                                                      3,764,410           28.43%

 Beneficial Owners, Sole Officer and
 Director and Employees as a Group (6
 persons)                                                                    5,675,383           42.66%



(1) With the exception of Goodbody International, the percentage of shares owned was based on 13,238,735 shares issued and outstanding as of June 30, 2001. For Goodbody International, the percentage of shares owned was based on 13,238,735 shares issued and outstanding as of June 30, 2001 plus their 500,000 warrants.

(2) UTEK is a publicly-traded corporation. UTEK's Common Stock is traded on the NASDAQ Small Cap market under the symbol "UTOB".

(3) Consists of 250,000 shares owned of record plus warrants to purchase 500,000 shares of Common Stock.

(4) Includes 98,000 shares owned by Investor Relations Corporation, of which Ms. Vincent is the sole officer, director and shareholder.

Common Stock Options and Warrants Outstanding

     At June 30, 2001, the Company had outstanding non-employee options to purchase up to 1,866,062 shares of Common Stock at an average exercise price of $1.44.


Sequential Page Number 19

                            DESCRIPTION OF SECURITIES

Common Stock

     Lexon is authorized to issue 45,000,000 shares of Common Stock, par value $0.001 per share, of which 13,238,735 shares were outstanding as of June 30, 2001.

Voting Rights

     Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors. Holders of a majority of the issued and outstanding shares of Common Stock may take action by written consent without a meeting.

Dividend Rights

     Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors. To date, Lexon has not paid cash dividends on its Common Stock. Holders of Common Stock are entitled to receive such dividends as may be declared and paid from time to time by the Board of Directors out of funds legally available therefor. Lexon intends to retain any earnings for the operation and expansion of its business and does not anticipate paying cash dividends in the foreseeable future. Future determination as to the payment of cash dividends will depend upon future earnings, results of operations, capital requirements, Lexon's financial condition and such other factors as the Board of Directors may consider.

Liquidation Rights

     Upon any liquidation, dissolution or winding up of Lexon, holders of shares of Common Stock are entitled to receive pro rata all of the assets of Lexon available for distribution to shareholders after liabilities are paid and distributions are made to the holders of Lexon's Preferred Stock.

Preemptive Rights

     Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of Lexon.

Preferred Stock

     Lexon is also authorized to issue 5,000,000 Shares of Preferred Stock, par value $0.001 per share, of which there are no shares presently outstanding. There is no present intent to issue any Preferred Stock.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     The balance sheet of Lexon as of December 31, 2000 and the statements of operations, shareholders' equity and cash flows for the period from inception (December 16, 1997) to December 31, 2000 and for the years ended December 31, 2000 and 1999, included in this Prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph on our ability to continue as a going concern, of Tullius Taylor Sartain & Sartain LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


Sequential Page Number 20

         INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

                                   OUR HISTORY

1.   Form and Year of Organization

     We are a development stage company incorporated in Oklahoma on December 16, 1997. We own the exclusive worldwide license to the Ebaf Assay, a blood screening test to indicate whether a person may require diagnostic testing for colon cancer and certain types of ovarian and testicular cancers. We also own, through our wholly-owned subsidiary CDI, the exclusive worldwide license to the Telomerase Assay, a blood screening test to indicate whether a person may require diagnostic testing for lung cancer. The Ebaf Assay and the Telomerase Assay are in the development stage. The Ebaf Assay and the Telomerase Assay will require FDA approval before they can be sold in the U.S.

2.   Bankruptcy or Receivership

         We have never been in bankruptcy or receivership.

3.   Mergers, Reclassifications and Purchases of Assets

         Gentest Merger and the Ebaf Assay

     We acquired the exclusive worldwide license to the Ebaf Assay on July 8, 1998 when we issued 1,000,000 shares of our $0.001 par value Common Stock in exchange for all of the outstanding Common Stock of Gentest, Inc., a Florida corporation, that previously owned the license. We issued 1,000,000 shares of our Common Stock to UTEK, the sole shareholder of Gentest. Gentest ceased to exist by reason of this transaction. UTEK, a Florida corporation, specializes in the transfer of technology from major universities and government research facilities in the U.S. and in Europe to the private sector. Prior to the Gentest transaction, UTEK was not affiliated with us. UTEK became an affiliate because it owns 1,000,000 shares of our Common Stock as a result of the Gentest transaction. At March 31, 2001, UTEK owned 1,160,973 shares or about 9% of our outstanding Common Stock.

         CDI Common Stock Purchase and the Telomerase Assay

     CDI, our wholly-owned subsidiary, owns the exclusive worldwide license to the Telomerase Assay. We acquired CDI on January 29, 2000 when we purchased 100% of its Common Stock from its sole shareholder, UTEK, for $50,000 in cash and a secured promissory note for $150,000. The secured promissory note accrued interest at 10% per year and was payable in three monthly installments of $50,000 each, due on April 30, May 31 and June 30, 2000. To secure the promissory note, we pledged all of the shares of Common Stock of CDI. The shares were placed in escrow to be released to us upon payment in full of the secured promissory note to UTEK. During 2000, we paid UTEK $120,000 in principal and $1,233 in interest. At December 31, 2000, we owed UTEK $30,000 in principal and $8,080 in interest, which was paid in full with 236,000 shares of our Common Stock on March 27, 2001.


Sequential Page Number 21

                                  OUR BUSINESS

1.   Principal Products and Services of Lexon and Their Markets

     We have no products or services for sale at this time. The Ebaf Assay and the Telomerase Assay are in the development stage. The Ebaf Assay and the Telomerase Assay will require FDA approval before they can be sold in the U.S.

         Ebaf Assay

     Colon cancer is the second leading cause of cancer deaths in the U.S. Of the approximately 525,000 people diagnosed with colon cancer worldwide, more than 50% will die because their cancer was not detected early enough for surgery to be effective. Most people avoid being tested for colon cancer because current screening methods, primarily colonoscopy and flexible sigmoidoscopy, are invasive, embarrassing and expensive. Yet colon cancer can be cured if it is caught early. Unfortunately, there is no effective screening test other than colonoscopy and most people who should be screened for the disease (e.g. adults aged 50 and older or adults younger than 50 who have a family history of the disease) do not get a colonoscopy on a regular basis.

     The Ebaf Assay is a blood screening test designed to indicate whether a person may require diagnostic testing for colon cancer. It is our belief that most people who should be tested for colon cancer would be more willing to have a routine blood test to determine if an invasive procedure like colonoscopy is necessary. The Ebaf Assay is a simple blood test that is being developed for the ELISA platform so it can be performed and evaluated by most medical laboratories.

     The Ebaf Assay works by detecting elevated levels of the ebaf protein in a person's blood. The discovery linking the ebaf protein to colon cancer was made by Dr. Siamak Tabibzadeh, M.D., while he was a Professor in the Department of Pathology at USF and an attending pathologist at the Moffitt Cancer Center at USF. Dr. Tabibzadeh tested approximately 27 different types of malignant tumors for the presence of ebaf. The ebaf protein was not demonstrable in any of the tumors except for colon cancer (and some forms of ovarian and testicular cancer). Therefore, the ebaf protein marker seemed to be unique to colon cancer (and some forms of ovarian and testicular cancer). Dr. Tabibzadeh is presently Chief of Experimental Pathology at North Shore in Manhasset, New York. Dr. Tabibzadeh is conducting the scientific investigation of ebaf and its general biological roles as a cellular messenger both in cancer and in other conditions.

     The Enzyme Linked Immunosorbent Assay, or ELISA format, is a generally recognized and widely used immunological testing platform currently used to detect HIV, Herpes and a number of other diseases. Detecting elevated ebaf levels in a person's blood can currently be done using the Western Blot method. Western Blot, however, is an expensive testing method that can only be performed with highly sophisticated equipment that most laboratories in hospitals and clinics do not have. Because ELISA format tests are inexpensive and can be performed by most hospital and clinic laboratories, we believe this format is economically ideal for the Ebaf Assay.

     An ELISA-based test involves an ELISA plate which is coated with a monoclonal antibody. When the plate is exposed to a sample of blood or serum containing the marker (e.g. ebaf in the case of the colon cancer screening test, or telomerase in the case of the lung cancer screening test), the monoclonal antibody captures the marker and locks it onto the surface of the plate. The plate is then rinsed and exposed to a polyclonal antibody which has an enzyme ligand attached to it. The polyclonal antibody also binds to the marker if it is present. This technique is called a "sandwich" ELISA format, because the substance being analyzed is "sandwiched" between a polyclonal and a monoclonal antibody. The entire plate is then exposed to an indicator solution which changes color in the presence of the enzyme ligand. The degree of color change is dependent on the amount of enzyme present and hence on the amount of the marker on the surface of the plate. The degree of color change can then be read in a standard laboratory colorimeter. If the level of the marker in the blood is increased relative to the base level, further diagnostic testing may be necessary.


Sequential Page Number 22

     Lexon has engaged DOCRO of Seymour, Connecticut to conduct a technology assessment and development program for the Ebaf Assay (see "Patents, Trademarks, Licenses, Royalty Agreements and Labor Contracts"). DOCRO is a nationally known clinical research organization that is engaged in providing technology assessment, technology development, and laboratory and clinical trial services to medical device developers. In particular, DOCRO is experienced in providing technology assessment and technology development services related to the development and commercialization of in vitro diagnostic assays.

     DOCRO has produced a working ELISA prototype test. We need approximately $1,495,000 to complete the development of the Ebaf Assay and to gather pre-clinical data. If we are successful in raising the $1,495,000, we estimate that it will take DOCRO approximately 10 months to complete the development of the Ebaf Assay and to gather all the pre-clinical data. If the pre-clinical data is acceptable, then we will meet with the FDA to determine the extent of a clinical trial. We estimate that a clinical trial for the Ebaf Assay will last approximately 8-12 months and will require additional funding of $8-$10 million. There is no assurance that we will be successful in raising the $1,495,000 necessary to complete the development of the Ebaf Assay and to gather the pre-clinical data. There is no assurance that the pre-clinical data will be acceptable. If the pre-clinical data is acceptable, there is no assurance that we will be successful in raising the $8-$10 million necessary for a clinical trial. There is no assurance that the clinical trial will be acceptable.

         Telomerase Assay

     Lung cancer is the leading cause of cancer deaths in the U.S. The average survival rate for lung cancer that is diagnosed in the early stages, before it has spread to other organs, is 49%. However, only 15% of lung cancers are diagnosed in their early stages because no effective early screening test exists. Usually, a person waits until symptoms of lung cancer are present before requesting a chest x-ray, CAT scan, or similar test. Like colon cancer, lung cancer can grow undetected and without symptoms.

     The Telomerase Assay is based on the discovery of the relationship between telomerase in the blood and cancerous tumors, and particularly, lung cancer in humans. Telomerase is present in almost all malignant tumor tissue. Telomerase has been detected in more than 90% of over 3,000 malignant tumor tissues tested, making it the most prevalent cancer marker known. Dr. Edward Highsmith, who leads the team of researchers at UMB, was the first to demonstrate the presence of telomerase in the blood of lung cancer patients, thus providing the opportunity for the development of a lung cancer blood screening test. Dr. Highsmith and his team are developing the Telomerase Assay for ELISA format.

     Detecting telomerase in a person's blood can currently be done using a modified TRAP assay. The TRAP assay, however, is an expensive testing method that can only be performed with highly sophisticated equipment that most laboratories in hospitals and clinics do not have. Because ELISA-based tests are inexpensive and can be performed by most hospital and clinic laboratories, we believe this format is ideal for the Telomerase Assay.

     We have engaged DOCRO to conduct a technology assessment and development program for the telomerase tumor marker technology (see "Patents, Trademarks, Licenses, Royalty Agreements and Labor Contracts"). We need approximately $1,859,000 to complete the development of the Telomerase Assay and to gather pre-clinical data. If we are successful in raising the $1,859,000, we estimate that it will take DOCRO approximately 14 months to complete the development of the Telomerase Assay and to gather pre-clinical data. If the pre-clinical data is acceptable, then we will meet with the FDA to determine the extent of a clinical trial. We estimate that a clinical trial for the Telomerase Assay will last approximately 8-12 months and will require additional funding of $8-$10 million. There is no assurance that we will be successful in raising the $1,859,000 necessary to complete the development of the Telomerase Assay and to gather pre-clinical data. There is no assurance that the pre-clinical data will be acceptable. If the pre-clinical data is acceptable, there is no assurance that we will be successful in raising the $8-$10 million necessary for a clinical trial. There si no assurance that the clinical trial will be acceptable.


Sequential Page Number 23

2.   Distribution Method of Products and Services

     Our success depends, in part, on our ability to market and distribute our potential products effectively. We have no experience in the sale or marketing of medical products. We have no manufacturing, marketing or distribution capabilities. In the event that we obtain FDA approval for the Ebaf Assay and the Telomerase Assay, we may require the assistance of one or more experienced pharmaceutical companies to market and distribute our potential products effectively. If we seek an alliance with an experienced pharmaceutical company, we may not be able to find a collaborative partner. If we enter into an alliance, it may not be on terms favorable to us. If we enter into an alliance, it may not be successful. Any partner to an alliance might, at its discretion, limit the amount and timing of resources it devotes to marketing our products. Any marketing partner or licensee may terminate its agreement with us and abandon our products at any time for any reason without significant payment. If we do not enter into an alliance with a pharmaceutical company to market and distribute our products, we may not be successful in entering into alternative arrangements, whether engaging independent distributors or recruiting, training and retaining a marketing staff and sales force of our own.

3.   Status of Publicly Announced Products or Services

         Ebaf Assay

     The Ebaf Assay is still in development. DOCRO has produced a working prototype of an ELISA test for the detection of ebaf. We need approximately $1,495,000 to complete the development of the Ebaf Assay and to gather pre-clinical data for the FDA. There is no assurance that we will be successful in obtaining the $1,495,000 we need for the Ebaf Assay on acceptable terms or at all.

         Telomerase Assay

     The Telomerase Assay is still in development. We need approximately $1,859,000 to complete the development of the Telomerase Assay and to gather pre-clinical data for the FDA. There is no assurance that we will be successful in obtaining the $1,859,000 we need for the Telomerase Assay on acceptable terms or at all.

4. Competitive Business Conditions, Competitive Position and Methods of Competition

     Competition in the medical products and services industry is intense. Although growth in the medical industry in general and sales of medical cancer screening tests in particular is expected to expand as the population ages and cancer awareness increases, the number of potential competitors in the marketplace makes competitive pressures severe. The medical screening and diagnostic industry has attracted large and sophisticated potential competitors with established brand names who have already successfully developed and marketed products and who have greater financial, technical, manufacturing, marketing, regulatory and distribution resources than we do.

     Regulation by governmental authorities in the U.S., and other countries, could be a significant factor in ongoing research and product development activities. Lexon's diagnostic products will require regulatory approval by the FDA and possibly other governmental agencies prior to commercialization. Various statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, recordkeeping and marketing of such products. The lengthy process of seeking these approvals, and the subsequent compliance with applicable statutes and regulations, requires the expenditure of substantial resources. Our failure to obtain, or any delay in obtaining, regulatory approvals could materially adversely affect us.


Sequential Page Number 24

     In the U.S. and elsewhere, sales of diagnostic, therapeutic and other pharmaceutical products are dependent, in part, on the availability of reimbursement to the consumer from third-party payors, such as government and private insurance plans. Third-party payors are increasingly challenging the prices charged for medical products and services. There is no assurance that any of our products will be considered cost effective and that reimbursement to the consumer will be available, or will be sufficient to allow us to sell our products on a competitive and profitable basis. Our future revenues and profitability, if any, may be affected by the continuing efforts of government and third-party payors to contain or reduce the costs of healthcare. While we cannot predict whether any such legislative or regulatory proposals will be adopted, the adoption of such proposals could have a material adverse effect on our company.

     Our potential competitors are the major diagnostic pharmaceutical corporations, such as Abbott Pharmaceuticals, Roche, SmithKlineBeecham, Johnson & Johnson and Bayer. These companies have substantial marketing, distribution, regulatory compliance, financial, and research and development capabilities. If any of these competitors were to develop colon cancer or lung cancer blood screening tests not involving the Ebaf Assay or the Telomerase Assay, such an event may have a material adverse effect on our ability to compete in the medical screening and diagnostic field.

5.   Sources of Raw Materials and the Names of Principal Suppliers

     We do not manufacture any products at this time, so we have no raw materials. The Ebaf Assay and the Telomerase Assay are simple products to manufacture. Their main components are a plastic plate, monoclonal and polyclonal antibodies, and various enzyme and color indicator markers, each of which is commercially available.

6.   Dependence on One or a Few Major Customers

     Not Applicable.

7.   Patents, Trademarks, Licenses, Royalty Agreements or Labor Contracts

         Patents

     The USF owns the patent for the Ebaf Assay screening process. The patent was published on June 29, 1999. Improvements to the patent will be owned by North Shore, where the Ebaf Assay is being developed.

     The Telomerase Assay screening process is owned by UMB. A patent application for the Telomerase Assay screening process was filed on February 16, 1998, however, a patent has not yet been issued and there is no assurance that a patent will issue.

     We have no information that would lead us to believe that the Ebaf Assay patent or Telomerase Assay pending-patent infringe the intellectual property rights of another, but we give no assurance to that effect. The filing, prosecution and maintenance of all patent rights are within the sole discretion of the patent owners. As the exclusive licensee to both of these technologies, we have the right to request that the patent owners seek, obtain and maintain such patent and other protections to the extent that they are lawfully entitled to do so, at our sole expense. There is no assurance that the patent owners will seek, obtain or maintain such patent and other protection to which they are lawfully entitled and there is no assurance that we will have sufficient working capital to fund their efforts.

     There is presently no foreign patent protection for the Ebaf Assay, however, an international patent application has been filed by USF. There is no assurance that any foreign patents will issue. The lack of foreign patent protection could result in the manufacturing and sale of test kits copied by competitors who are not obligated to pay royalties. As a result, these competitors could achieve superior operating margins, which could adversely affect our ability to compete outside the U.S.


Sequential Page Number 25

         License Agreement - Ebaf Assay

     We own the exclusive worldwide license to the Ebaf Assay. In exchange for the license, we agreed to pay the University of South Florida Research Foundation ("USFRF"), the licensor of USF, a royalty equal to the greater of (a) five percent (5%) of revenue from the sale of products based on the concept for the diagnosis of selected adenocarcinomas and any additions, extensions and improvements thereto or, as a minimum, (b) zero (0) dollars through April 9, 2000; $75,000 at the end of year three; $100,000 at the end of year four; $125,000 at the end of year five; $150,000 at the end of year six and for each successive year thereafter during the term of the exclusive license agreement. The royalty obligation will expire after the longer of twenty (20) years or the expiration of the last to expire patent that covers the licensed intellectual property. We also agreed to pay North Shore a royalty equal to one-half of one percent (0.5%) of revenue from the sale of such products and ten percent (10%) of any consideration received by the Company from granting sublicenses. No minimum royalty payments to North Shore are required.

     In addition, the Company must pay to prosecute any and all patent infringement claims.

         Sponsored Research Agreement - Ebaf Assay

     On July 8, 1998, we paid North Shore $311,250 to fund the development of the Ebaf Assay for the ELISA format. The development period began July 1, 1998 and ended June 30, 2000. In a letter agreement dated March 24, 1999, we agreed to pay North Shore an additional $81,162 to add two researchers to Dr. Tabibzadeh's staff to expedite the development of a prototype ELISA test kit. The $81,162 is payable in 6 equal installments of $13,527 each, payable beginning October 1, 1999 and continuing every three months thereafter through August 1, 2000. As of March 31, 2001, the Company had a remaining balance of $27,054 due to North Shore University. Dr. Tabibzadeh's scientific investigation at North Shore is on a month to mnth basis and may be terminated at any time. We are currently negotiating a new agreement that will continue to support Dr. Tabibzadeh's scientific investigation of ebaf.

         DOCRO Professional Services Agreement-Ebaf Assay

     On August 8, 2000, we entered into a $1,495,000 Professional Services and Mutual Confidentiality Agreement with DOCRO of Seymour, Connecticut to conduct a technology assessment and development program for the ebaf tumor marker technology. The Agreement, which is attached as Exhibit 10.36, states that DOCRO will assess the current technical and clinical performance of the existing ebaf reagents as provided by Dr. Tabibzadeh. DOCRO must then develop purified ebaf antigens for all four known forms of ebaf protein expressed in human tissue. Next, DOCRO will raise a variety of monoclonal antibodies and polyclonal antibodies to these various antigens to determine if any ebaf protein is overexpressed in the tissue, blood, other fluids of people diagnosed with colorectal cancer when compared to similar specimens from apparently healthy, normal people and to specimens from people diagnosed with other malignant or non-malignant diseases. If an ebaf protein is determined by DOCRO to be overexpressed in malignant disease and not in non-malignant disease or apparently healthy normals and we agree, DOCRO will then develop an enzyme immunoassay for such ebaf protein to confirm the results in the blood or other fluid specimens of a statistically significant number of patients (maximum of 400). The Company must raise additional capital to meet the obligation of this agreement. To date the Company is behind in the scheduled payments.

         License Agreement - Telomerase Assay

     We own the exclusive worldwide license to the Telomerase Assay through our wholly-owned subsidiary CDI. In exchange for the license, CDI agreed to pay UMB a royalty of 4% of net sales of products sold using the Telomerase Assay technology. The license agreement provides for minimum annual royalties for the life of the license agreement, which coincides with the life of the last to expire patent covering the licensed technology. The minimum annual royalties range from $2,500 per year beginning in 2002 to a maximum of $4,000 per year beginning in 2006 and continuing each year thereafter for the life of the license agreement. In addition, the license agreement provides for royalties of 2% of net sales of products sold by sublicensees of CDI and 50% of all consideration received by CDI for up-front, milestone or other payments from sublicensees.


Sequential Page Number 26

         Sponsored Research Agreement - Telomerase Assay

     On August 27, 1999, our wholly-owned subsidiary CDI agreed to pay UMB $249,458 to fund the development of the Telomerase Assay for the ELISA format over a two year period beginning January 4, 2000 and ending January 3, 2002. CDI paid $124,921 upon signing the sponsored research agreement. The balance of $124,537 was due on or before August 27, 2000. The development plan calls for a team of researchers, under the direction of Dr. Highsmith, to:

o Develop a series of monoclonal antibodies to telomerase (estimated time to complete: 8-10 months)
o Develop an immunoassay (ELISA format) to detect telomerase in human blood (estimated time to complete: 2-4 months after development of the monoclonal antibodies)
o Obtain preliminary data demonstrating the clinical utility of telomerase as a tumor marker in patients with lung cancer (estimated time to complete: 6 months after development of the test kit)

     As of March 31, 2001, the $124,537 balance remains outstanding. UMB may terminate the Sponsored Research Agreement upon 10 days notice if any payment due from us is not received by the date specified in the agreement, or within the 10 day notice period. As of the date of this filing, we have not received a notice from the UMB. There is no assurance that UMB will not send us a notice demanding payment. If notice is sent and we do not have the funds to pay the demand within the specified time period, the Sponsored Research Agreement may be terminated by UMB. We are currently negotiating an extension on the due date of these funds with UMB.

         DOCRO Professional Services Agreement- Telomerase Assay

     On June 9, 2000, we entered into a $1,859,000 Professional Services and Mutual Confidentiality Agreement with DOCRO of Seymour, Connecticut for DOCRO to conduct a technology assessment and development program for the telomerase tumor marker technology. The Agreement is attached as Exhibit 10.35. This program requires DOCRO to assess the current technical and clinical performance of the existing telomerase reagents as provided by Dr. Highsmith, then for DOCRO to develop or obtain purified telomerase antigens (including various peptides and, if possible, native and recombinant protein, for known forms of the telomerase protein/nucleic acid complex) expressed in humans. DOCRO will then raise or obtain a variety of monoclonal antibodies and polyclonal antibodies to these various antigens to determine if any telomerase antigen is overexpressed in the tissue, blood, other body fluids, and other specimen matrices from humans diagnosed with lung or other cancers when compared to similar specimens from apparently healthy, normal humans and from a variety of humans diagnosed with other non-malignant diseases. Further, if a telomerase antigen is determined by DOCRO to be overexpressed in malignant disease and not in non-malignant disease or apparently healthy normals and Lexon agrees, DOCRO shall develop an enzyme immunoassay for such a telomerase antigen to confirm the results in the blood or other fluid specimen matrix of a statistically significant number (maximum of 400) of patients. The Company must raise additional capital to meet the obligation of this agreement. To date the Company is behind in the scheduled payments.

         National Institutes of Health

     A portion of the research and development related to the Ebaf Assay and the Telomerase Assay was funded by grants from the NIH. The Patent and Trademark Act (Public Law 96-517), also known as the Bayh-Dole Act, created a uniform patent policy among federal agencies that fund research. The Bayh-Dole Act enables small businesses and non-profit organizations, including universities, to retain title to materials and products they invent with federal funding. In return, the U.S. government retains a perpetual, non-exclusive right to the use, for government purposes, of any invention that results from its funding without having to pay license fees and royalties. In addition, the U.S. government is protected from lawsuits and infringement claims. There is no assurance that the interests of the U.S. government will not materially adversely affect us or our business.


Sequential Page Number 27

         Employment Agreements

     On January 3, 2001, we entered into written employment agreements with Gifford Mabie, our sole officer and director, and Rhonda Vincent, Thomas Coughlin and Vicki Pippin, our employees. The terms of their respective employment agreements are the same, except that Mr. Mabie's employment agreement states he will not compete with us for one year after he resigns voluntarily or is terminated for cause. If Mr. Mabie is terminated without cause or if he resigns because a change of control has occurred, then the non-compete clause of his employment agreement will not be applicable.

     The term of each employment agreement is for one year, ending January 3, 2002 with an automatic and continuous renewal for consecutive two-year periods. Each agreement can be ended either by us or by the employee upon 30 days' written notice. Each agreement provides for an annual salary of at least $100,000 with an annual salary increase equal to no less than the percentage increase in the Consumer Price Index during the previous calendar year. Each employee's salary will be accrued by the Company and paid in whole or in part as cash is available. If an employee resigns or is terminated for any reason, his or her accrued and unpaid salary, plus severance pay ranging from three (3) months to twenty-four (24) months, depending on the circumstances of his or her departure, will be due and payable within 30 days of his or her resignation or termination. Under each employment agreement, we provide certain fringe benefits, including, but not limited to, participation in pension plans, profit-sharing plans, employee stock ownership plans, stock appreciation rights, hospitalization and health insurance, disability and life insurance, paid vacation and sick leave. We will reimburse each employee for any reasonable and necessary business expenses, including travel and entertainment expenses that are necessary to carry out his or her duties. Each employee has the right to participate in other businesses as long as those businesses do not directly compete with us and so long as the employee devotes the necessary working time, as determined in his or her sole discretion, to our business activities. We will indemnify each employee for all legal expenses and liabilities incurred with any proceeding involving the employee by reason of his or her being an officer, director, employee or agent of the Company subject to the limitations set forth under Oklahoma Corporate Statutes. We will pay reasonable attorney fees and expenses as incurred in the event that, in the employee's sole judgment, he or she needs to retain counsel or otherwise expend personal funds for his or her defense. If there is a change in control, each employee has the right to resign. A change in control is defined as a change in the majority of Directors within any twelve month period without ? approval of the shares outstanding and entitled to vote, or a merger where less than 50% of the outstanding Common Stock survives and a majority of the Board of Directors remains, or the sale of substantially all of our assets, or if any other person or group acquires more than 50% of the voting capital.

8.   Need for Governmental Approval

     Our products are considered medical devices, which are regulated by the FDA. Medical devices are categorized into one of three classes, depending on the controls the FDA considers are necessary to reasonably ensure the device's safety and effectiveness. Class I devices (e.g. dental floss, manual surgical instruments) are the least risky and least complicated devices. Class I devices are subject to general controls, which include labeling, premarket notification, and adherence to Quality System Regulations, which are based on the old Good Manufacturing Practices regulations. Class II devices (e.g. x-ray machines, oxygen masks, and many diagnostic assays similar to our products) are subject to general controls and special controls that relate to performance standards, post-market surveillance, patient registries, etc.). Class III devices (e.g. drugs) are the most rigorously regulated and usually require premarket approval by the FDA to ensure their safety and effectiveness, and which require clinical testing prior to approval and marketing.

     FDA approval is required prior to sale of our products in the U.S. The Ebaf Assay and the Telomerase Assay are considered in-vitro diagnostic devices. Most in-vitro diagnostic devices on the market today fall into Class I or Class II, however, a few high-risk diagnostic devices are subject to the more rigorous regulation of Class III.


Sequential Page Number 28

     Depending on the class of the device, FDA approval can be obtained through one of two ways. If the device is "substantially equivalent" to a legally marketed Class I or Class II device or to a Class III device for which the FDA has not called for a Premarket Approval (PMA), the manufacturer may seek clearance from the FDA by filing a 510(k) premarket notification. A 510(k) filing includes a description of the device, its intended use, draft labeling, and an explanation of why the device should be deemed substantially equivalent to a legally marketed device. The 510(k) needs to be supported by appropriate pre-clinical and clinical data establishing the claim of substantial equivalence to the satisfaction of the FDA. The general review time after filing a traditional 510(k) is 90-150 days, but it could be longer.

     If substantial equivalence cannot be established, then we must seek pre-market approval through submission of a PMA application, which is the most vigorous form of FDA regulatory review. The PMA application must be supported by valid scientific evidence, including pre-clinical and clinical trial data, as well as extensive literature to demonstrate a reasonable assurance of safety and effectiveness of the device. The PMA review and approval process generally requires one year or more to complete from the date the FDA accepts the filing for review.

     The use for which a product is intended dictates the FDA's determination of its classification. If we intend to use the product to monitor patients for disease progression, response to therapy, or detection of recurrent or residual illness, the product will likely fall into Class II and be subject to 510(k) clearance. If we plan to use the product in screening for the early detection or diagnosis of cancer, the product will likely fall into Class III and be subject to the rigorous PMA approval process. We may initially seek FDA approval through a 510(k) to market the Ebaf Assay as a monitoring device. At the same time, and using much of the same data collected for the 510(k), we may seek FDA approval through a PMA to market the Ebaf Assay as a screening test.

     The FDA requires a separate approval for each proposed indication for the use of our products. We expect that our first indication for both the Ebaf Assay and the Telomerase Assay will only involve their use as monitoring devices for cancer patients. Subsequently, we expect to expand each product's indication for use as a screening method. In order to do so, we will have to design additional clinical trials, submit the trial designs to the FDA for review, and complete those trials successfully. We cannot guarantee that the FDA will approve our products for any indication. We can only promote our products for indications which have been approved by the FDA. Moreover, it is possible that the FDA may require a label cautioning against the use of our products for any or all other indications.

     There may be regulatory requirements, other than those FDA requirements, applicable to our products prior to their sale in other countries. If we choose to market our products in countries outside of the U.S., they will have to comply with any applicable requirements before such sales can be made.

9.   Effect of Existing or Probable Governmental Regulation

     It is quite possible that new regulations which may become effective and be applicable to blood screening tests for cancer could be proposed and adopted which could restrict marketing of our products. We are not aware of any such pending or proposed regulations, however, there is no assurance that they will not be imposed.

10.  Estimate of the Amount Spent on Research and Development

     During the past two years (from April 1, 1999 to March 31, 2001) we spent $234,700 on research and development activities. Of this amount, $139,617 was paid to DOCRO, $90,779 was paid to North Shore, $4,304 was paid to UMB. No customer has or is expected to bear any direct research and development expense.

     In addition, we have committed to spend $1,495,000 pursuant to our agreements with DOCRO to develop the Ebaf Assay and $1,859,000 pursuant to our agreement with DOCRO to develop the Telomerase Assay. We must also pay UMB $124,527 pursuant to our Sponsored Research Agreement with them. We estimate that we will need $400,000 to support Dr. Tabibzadeh's ebaf research and scientific investigation for another year.


Sequential Page Number 29

11.  Costs and Effects of Environmental Compliance

         We have not incurred any environmental compliance costs to date and we do not expect to incur any environmental compliance costs in the future.

12.  Number of Total Employees and Number of Full Time Employees

     We have no full time employees. We have five employees, including our sole officer and director, who provide services to us on a part-time basis. Our employees are each engaged in other business activities and devote such time as he or she feels is reasonably necessary to carry out our business. Our employees are employed by the same four other companies. Although these other companies are engaged in business activities that are different from our business, there may exist potential conflicts in the amount of time each person devotes to our business. Consequently, developing our business may require a greater period of time than if our employees were employed by us on a full time basis.

     On January 3, 2001, we entered into written employment agreements with Gifford Mabie, Dr. Thomas Coughlin, Rhonda Vincent and Vicki Pippin. For details about the employment agreements, see Item 7. Patents, Trademarks, Licenses, Royalty Agreements or Labor Contracts.

Item 3. Legal Proceedings

     There are no legal proceedings pending or threatened as of March 31, 2001. The Company is currently negotiating the resolution of a dispute with Swartz Private Equity, LLC over a $100,000 non-usage fee related to the Investment Agreement dated May 19, 2000. No legal action is pending or threatened and both parties are working to resolve the matter.

Item 4. Submission of Matters to a Vote of Security Holders

         None.

                                PLAN OF OPERATION

     We have no operating history prior to December 16, 1997. We have no revenues from the sale of products to date and have funded our activities through the sale of our Common Stock and through loans by our shareholders.

     During the next twelve months, we must raise approximately $4,500,000 to complete the development of the Ebaf Assay and the Telomerase Assay and to gather the pre-clinical data for the FDA. If we are successful in raising the capital required, we estimate that it will take approximately 10 months to complete the development of the Ebaf Assay and to gather its pre-clinical data and we estimate that it will take approximately 14 months to complete the development of the Telomerase Assay and to gather its pre-clinical data. It is our understanding that pre-clinical data will be used to determine the extent of the clinical trial. The clinical trial is necessary to obtain FDA approval. If the pre-clinical data is acceptable to DOCRO and us, then we will meet with the FDA to determine the extent of a clinical trial. We estimate that a clinical trial for the Ebaf Assay will last approximately 8-12 months and will cost us $8-$10 million. We estimate that a clinical trial for the Telomerase Assay will last approximately 8-12 months and will cost us $8-$10 million.


Sequential Page Number 30

         (i)  Cash Requirements

     During the next twelve months, we will require approximately $4,500,000. Of this amount, $1,495,000 is required by our agreement with DOCRO to develop the Ebaf Assay and to gather the pre-clinical data for the FDA, $1,859,000 is required by our agreement with DOCRO to develop the Telomerase Assay and to gather the pre-clinical data for the FDA, $124,527 is required by our Sponsored Research Agreement with UMB, $400,000 is our estimate of the cost for Dr. Tabibzadeh's continued scientific investigation of ebaf for one year and $600,000 is our estimate of the operating expenses of the Company for one year. There is no assurance that the $4,500,000 will be available to us on acceptable terms when we need it. Any additional capital may involve substantial dilution to the interests of our existing shareholders.

         (ii) Product Development and Research Plan for the Next Twelve Months

         Ebaf Assay

     If we are successful in raising the $1,495,000 required, DOCRO will attempt to complete the development of the Ebaf Assay and will then gather the pre-clinical data for the FDA. We estimate the development and data gathering process will take about 10 months. Our agreement with DOCRO states that DOCRO will assess the current technical and clinical performance of the existing ebaf reagents as provided by Dr. Tabibzadeh. DOCRO must then develop purified ebaf antigens for all four known forms of ebaf protein expressed in human tissue. Next, DOCRO will raise a variety of monoclonal antibodies and polyclonal antibodies to these various antigens to determine if any ebaf protein is overexpressed in the tissue, blood, other fluids of people diagnosed with colorectal cancer when compared to similar specimens from apparently healthy, normal people and to specimens from people diagnosed with other malignant or non-malignant diseases. If an ebaf protein is determined by DOCRO to be overexpressed in malignant disease and not in non-malignant disease or apparently healthy normals and we agree, DOCRO will then develop an enzyme immunoassay for such ebaf protein to confirm the results in the blood or other fluid specimens of a statistically significant number (maximum of 400) of patients.

         Telomerase Assay

     If we are successful in raising the $1,859,000 required, DOCRO will attempt to complete the development of the Telomerase Assay and will gather the pre-clinical data for the FDA. We estimate the development and data gathering process will take about 14 months. Our agreement with DOCRO states that DOCRO will assess the current technical and clinical performance of the existing telomerase reagents as provided by Dr. Highsmith, then for DOCRO to develop or obtain purified telomerase antigens (including various peptides and, if possible, native and recombinant protein, for known forms of the telomerase protein/nucleic acid complex) expressed in humans. DOCRO will then raise or obtain a variety of monoclonal antibodies and polyclonal antibodies to these various antigens to determine if any telomerase antigen is overexpressed in the tissue, blood, other body fluids, and other specimen matrices from humans diagnosed with lung or other cancers when compared to similar specimens from apparently healthy, normal humans and from a variety of humans diagnosed with other non-malignant diseases. Further, if a telomerase antigen is determined by DOCRO to be overexpressed in malignant disease and not in non-malignant disease or apparently healthy normals and Lexon agrees, DOCRO shall develop an enzyme immunoassay for such a telomerase antigen to confirm the results in the blood or other fluid specimen matrix of a statistically significant number (maximum of 400) of patients.

         (iii) Expected Purchase or Sale of Plant and Significant Equipment

     None.

         (iv)  Expected Significant Changes in Number of Employees

     None.


Sequential Page Number 31

                             DESCRIPTION OF PROPERTY

     Our executive office is located at 8908 South Yale Avenue, Suite 409, Tulsa, Oklahoma, 74137. We lease 2,700 square feet of office space from Oklahoma National Bank. Our office is shared with other companies owned in part by our sole officer and director and our employees. The lease expires March 31, 2002. Our portion of the present $3,600 monthly lease payment is $800 per month.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the past two years, we have had the following transactions in excess of $60,000 with related parties:

     On August 4, 1999, we borrowed $100,000 from a non-affiliated shareholder at a 10% interest rate due December 31, 2000. On March 23, 2000, we repaid the shareholder the $100,000 plus $6,444 in accrued interest.

     During the past two years, Gifford Mabie, our sole officer and director, advanced us $96,407 of which we have repaid $48,200 to date. The remaining balance of these loans accrues interest at 12% annually. No demand for payment has been made as of this date.

     On February 23, 2001, Gifford Mabie, Thomas Coughlin, Rhonda Vincent and Vicki Pippin each exercised an option to purchase 714,286 shares of Common Stock at an exercise price of $0.25 per share. Each person gave the Company an unsecured promissory note in the amount of $178,571.50. The notes are due February 23, 2008 and accrue interest at a rate of 8% per year.

                            MARKET FOR COMMON EQUITY

     Our Common Stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the trading symbol "LXXN". As of March 31, 2001, there were approximately 61 holders of record of our Common Stock.

     The following table sets forth the high and low sales prices for our Common Stock for each quarter in the last two fiscal years as reported by the OTC Bulletin Board, beginning November 4, 1998, when our Common Stock was first traded. The quotations shown represent inter-dealer prices without adjustments for retail markups, markdowns or commissions, and may not necessarily reflect actual transactions.

                   Quarter Ended                     High           Low

                   March 31, 1999                   $2.28         $1.12
                   June 30, 1999                    $5.50         $2.43
                   September 30, 1999               $4.00         $2.00
                   December 31, 1999                $2.81         $0.93
                   March 31, 2000                   $3.56         $0.87
                   June 30, 2000                    $2.75         $1.34
                   September 30, 2000               $1.43         $0.66
                   December 31, 2000                $0.91         $0.22
                   March 31, 2001                   $0.72         $0.25
                   June 30, 2001                    $0.44         $0.26

         We have not declared or paid, and for the foreseeable future we do not anticipate declaring or paying, dividends on our Common Stock.


Sequential Page Number 32

                             EXECUTIVE COMPENSATION

     Mr. Mabie, our sole officer and director, has received no salary or bonus since inception. There were no Common Stock options granted to Mr. Mabie during 2000.

     Ms. Vincent, our financial reporting manager, has received no salary or bonus since inception. There were no Common Stock options granted to Ms. Vincent during 2000.

     Mr. Coughlin, our Medical Advisor, has received no salary or bonus since inception. There were no Common Stock options granted to Mr. Coughlin during 2000.

     Ms. Pippin, our Administrative Manager, has received no salary or bonus since inception. There were no Common Stock options granted to Ms. Pippin during 2000.



Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values


                                                                      Number of Securities
                                                                    Underlying Unexercised      Value of Unexercised
                                 Shares Acquired                           Options/SARs at              In-the-Money
                                     On Exercise   Value Realized             May 31, 2001           Options/SARs at
                Name                                                                                    May 31, 2001
       ------------------------ ----------------- ---------------- ------------------------ -------------------------

       Gifford Mabie                         N/A              N/A                * 525,000                       N/A
       Rhonda Vincent                        N/A              N/A                * 525,000                       N/A
       Thomas Coughlin                       N/A              N/A                * 912,500                       N/A
       Vicki Pippin                          N/A              N/A                * 525,000                       N/A




         * Subsequent to December 31, 2001, these options were cancelled.

                              FINANCIAL STATEMENTS

         See Index to Financial Statements on page 44.

                                  LEGAL MATTERS

         The legality of the securities offered hereby has been passed upon by Kaufman & Associates, Tulsa, Oklahoma.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         None.

                           REPORTS TO SECURITYHOLDERS

     We file annual, quarterly and periodic reports, proxy statements and other information with the SEC using the Commission's EDGAR system. The Commission maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. You may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.


Sequential Page Number 33

     We furnish our shareholders with annual reports containing audited financial statements and with such other periodic reports as we, from time to time, deem appropriate or as may be required by law. We use the calendar year as our fiscal year.

     You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information that is different.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934 1.

1.   Form 10-SB/A, filed January 4, 2000.
2.   Form  10-QSB/A for the quarter ended  September 30, 1999,  filed January 5,
     2000.
3. Form 8-K, regarding our purchase of Cancer Diagnostics, Inc. on January 28, 2000, filed February 14, 2000.
4.   Form 10-KSB for the year ended December 31, 1999, filed April 14, 2000.
5.   Form 10-QSB for the quarter ended March 31, 2000, filed May 22, 2000.
6. Form SB-2 filed July 28, 2000 to register stock pursuant to an Agreement with Swartz Institutional Finance.
7.   Form 10-QSB for the quarter ended June 30, 2000, filed on August 15, 2000.
8. Form SB-2 filed on October 3, 2000 to register stock pursuant to various Agreements.
9.   Form 10-QSB for the quarter ended September 30, filed on November 15, 2000.
10.  Form 10-KSB for the year ended December 31, 2000, filed on April 16, 2001.
11.  Form 10QSB for the quarter ended March 31, 2001 filed on May 15, 2001.
12.  Form 10QSB for the quarter ended June 30, 2001 file on August 10, 2001.

     This Prospectus is part of a registration statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this Prospectus and the registration statement. We have authorized no one to provide you with different information. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the statement.

     If we file any document with the Commission that contains information which is different from the information contained in this Prospectus, you may rely only on the most recent information which we have filed with the Commission.

     We will provide a copy of the documents referred to above without charge if you request the information from us. You should contact Mr. Gifford Mabie, President, Lexon, Inc., 8908 S. Yale Ave. #409, Tulsa, Oklahoma 74137, telephone
(918) 492-4125, if you wish to receive any of such material.

                        OUTSIDE BACK COVER OF PROSPECTUS

         Not Applicable.


Sequential Page Number 34

                 PART II- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     Lexon's Certificate of Incorporation provides for indemnification to the full extent permitted by Oklahoma law of all persons it has the power to indemnify under Oklahoma law. In addition, Lexon's Bylaws provide for indemnification to the full extent permitted by Oklahoma law of all persons it has the power to indemnify under Oklahoma law. Such indemnification is not deemed to be exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders or otherwise. The provisions of Lexon's Certificate of Incorporation and Bylaws, which provide indemnification, may reduce the likelihood of derivative litigation against Lexon's directors and officers for breach of their fiduciary duties, even though such action, if successful, might otherwise benefit Lexon and its stockholders.

     In addition, Lexon has entered into indemnification agreements with its sole officer and director, significant employees, consultants and others. These agreements provide that Lexon will indemnify each person for acts committed in their capacities and for virtually all other claims for which a contractual indemnity might be enforceable.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

     The following is an itemized statement of the estimated amounts of all expenses payable by the registrant in connection with the registration of the Common Stock offered hereby:

         SEC Filing Fee............................$  4,184
         Legal Fees................................$ 10,000
         Accounting Fees and Expenses..............$  5,000
         Miscellaneous.............................$  3,000
                                                   --------
         Total.....................................$ 22,184

Item 26.  Recent Sales of Unregistered Securities

         (a)  Securities Sold

         During the year ended December 31, 1998, the following Common Stock transactions occurred:
o On July 8, 1998, we issued 1,000,000 shares of our Common Stock in connection with the Gentest merger.

o On May 18, 1998, we began a Rule 504 Private Offering at $2.00 per share. This price was determined by our Board of Directors. There were 125,205 shares of Common Stock sold to third-party investors for $250,410 in cash. The $2.00 Offering was terminated on July 31, 1998, when our 15c211 application was filed with the NASD. Our Common Stock began trading on November 4, 1998 at $2.50 per share. On November 6, 1998, we began a Rule 504 Private Offering at $3.00 per share, which price was greater than the closing price of our Common Stock on November 6, 1998 (the date of the Offering Memorandum). There were 39, 416 shares of Common Stock sold to third-party investors for $118,248 in cash. We incurred expenses of $48,287 in connection with the Offerings. On January 18, 1999, we ended the $3.00 Offering and began an Offering at $1.50 per share, which was equal to the closing price of our Common Stock on January 19, 1999. Although we had no obligation to do so, our Board determined that the investors who participated in the $2.00 and $3.00 Private Offerings should be treated as if they had purchased their shares at $1.50 per share. Accordingly, we issued an additional 81,151 shares to those investors (41,735 shares to the $2.00 investors and 39,416 shares to the $3.00 investors).


Sequential Page Number 35

     The issuance of the additional shares was treated as a capital transaction, with no effect on stockholders' equity.

o During 1998, we issued 33,541 shares of our Common Stock at $2.00 per share for services rendered in connection with the Offerings. The $2.00 per share value was determined by the Board of Directors based on the most recent Offering price of $2.00 per share.

         During the year ended December 31, 1999, the following Common Stock transactions occurred:
o Under Rule 506 we sold 385,700 shares of Common Stock during the first quarter of 1999 to third-party investors for $557,550 in cash.

o We issued a total of 89,500 shares of Common Stock for services rendered by outside consultants. The shares were valued based on the closing price of our Common Stock on the date the services were rendered or agreements were signed. Of the shares issued, 80,000 were issued at $2.50 per share to a consultant to develop and market an Internet website and to prepare and distribute, via e-mail, a detailed profile report about our Company. An additional 7,500 shares were issued at $2.34 per share to a public relations specialist in connection with our colon cancer awareness activities. The remaining 2,000 shares were issued at $4.875 per share for legal services.

o We issued 55,000 shares of Common Stock to an employee who exercised stock options at $1.5625 per share. We received $85,938 in cash. The exercise price was equal to the closing price of our Common Stock on the date the options were granted.

         During the year ended December 31, 2000, the following Common Stock transactions occurred:

o Under Rule 506 we issued 150,000 shares of Common Stock to employees who exercised stock options at $1.5625 per share. We received $234,375 in cash. The exercise price was equal to the closing price of our Common Stock on the date the options were granted.

o Under Rule 506 we issued 293,222 shares of Common Stock for services rendered by outside consultants. The shares were valued based on the closing price of our Common Stock on the date the services were rendered or agreements were signed. Of the shares issued, 190,000 were issued at $0.9375 per share to consultants for services rendered in connection with accounting and legal services; 81,000 shares were issued at $0.9375 per share for general business consulting services; and 22,222 shares were issued at $1.125 per share to a consultant to develop and maintain an Internet website for the Company.

o The Company issued a total of 1,000,000 shares of Common Stock for services rendered by outside consultants. The shares were valued based on the closing price of the Company's Common Stock on the date the services were rendered or agreements were signed. Of the shares issued, 600,000 were issued at $0.84 per share for general business consulting services, and 400,000 shares were issued at $0.84 per share pursuant to an investor relations agreement.

o The Company sold 250,000 restricted shares of stock to a third-party investor in conjunction with a consulting agreement signed on May 23, 2000. The purchase price for the shares was $0.001 and the stock is restricted for a period of 10 months. The $554,250 difference between the purchase price of the stock and the fair market value of the stock on the date of purchase was recorded as a general and administrative expense on the income statement.

o The Company placed 700,000 shares of stock in escrow for a third-party investor pursuant to an investment banking agreement signed on May 19, 2000. As of December 31, 2000, 260,160 and 52,365 shares had been purchased through puts. The sales prices for the shares was $0.75 and $0.40 respectively, which were the sales prices calculated using the formulas outlined in the Investment Banking Agreement. Total proceeds from sales of stock under the Investment Banking Agreement are $216,066.


Sequential Page Number 36

         During the three months ended March 31, 2001, the following Common Stock transactions occurred:
o On February 23, 2001, the employees of Lexon exercised options to purchase 3,000,000 shares of Common Stock at an exercise price of $0.25 per share. Each person gave the Company an unsecured promissory note. The total of these notes amounted to $750,000. The notes are due February 23, 2008 and accrue interest at a rate of 8% per year.

o On December 31, 2000, we began an Offering Regulation D, Rule 506 Offering to sell up to 4,000,000 Units at a price of $0.25 per Unit. Each Unit consists of one share of Common Stock and one Common Stock purchase warrant exercisable at $0.50 per share that expires on January 11, 2006. Pursuant to the terms of this Offering, we had the following transactions:

o During January 2001, we sold 200,000 Units to one accredited investor and received $50,000 in cash.

o During February 2001, we sold 200,000 Units to two accredited investors and received $50,000 in cash.

         (b)  Underwriters and Other Purchasers

         Not applicable.

         (c)  Consideration

     Since inception we have paid commissions of $100,360 to RichMark Capital Corporation, a registered broker-dealer as set forth in the schedule below. Such commissions were for sales by the broker-dealer to third-party investors and consisted of 10% of the gross proceeds received. In addition to these commissions, we paid a due diligence fee of 6% and a 4% fee for unallocated expense reimbursement.

        December 2, 1998                $ 3,000.00
        December 15, 1998               $19,500.00
        February 2, 1999                $20,000.00
        February 17, 1999               $57,860.00


     In March 1999, we paid $13,000 and $2,500, respectively, to two non-affiliates as finder's fees, which fees represented up to 10% of the gross proceeds received by us from the purchase of Lexon Common Stock by persons first identified as prospective investors by the finders. The finders did not act as broker-dealers. Lexon dealt directly with such prospective investors and did not pay a brokerage commission or other fees. We believe that these finders fees did not exceed customary fees paid to finders in these circumstances.

     Goodbody International, Inc. helped us to facilitate the transaction with Swartz, upon consultation, regarding various other financing alternatives. On May 23, 2000, we entered into a three-year consulting agreement with Goodbody. We agreed to pay them $500.00 per month to cover expenses during the term of the consulting agreement. They purchased 250,000 restricted shares of our Common Stock at par value, $0.001 per share, and were issued a 5-year warrant to purchase 500,000 shares of our Common Stock exercisable at the closing bid price on May 10, 2000, which was $1.625 per share. The warrant has a cashless exercise provision and reset provisions. Their restricted shares and warrants are subject to piggyback registration rights after ten (10) months and are not being registered pursuant to this registration statement. The Company has not paid Goodbody the $500 per month to cover expenses to date and is currently negotiating the resolution of this matter.


Sequential Page Number 37

         (d)  Section Under Which Exemption From Registration Was Claimed

     The issuance of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 3(11) and SEC Regulation D, Rules 504 and 506, and all other available exemptions. Each recipient of securities in each such transaction represented his or her intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and, where applicable, appropriate legends were affixed to the share certificates issued in such transactions. All recipients had access to information about Lexon.


Sequential Page Number 38


Item 27.  Exhibits


Exhibit No.                                              Description of Exhibit
-----------  ----------------------------------------------------------------------------

2.1          Agreement and Plan of Merger between Registrant and Gentest, Inc. dated May
             11, 1998 and Certificate of Merger (incorporated herein by reference to our
             Form 10-SB/A, filed January 4, 2000)

2.2          Agreement and Plan of Merger  between  Registrant  and Cancer  Diagnostics,
             Inc.  dated  August 5,  1999(incorporated  herein by  reference to our Form
             10-QSB/A for the nine months ended  September  30, 1999,  filed  January 4,
             2000)

2.3          Stock Purchase  Agreement between Registrant and Cancer  Diagnostics,  Inc.
             dated  January 28, 2000  (incorporated  herein by reference to our Form 8-K dated January 28, 2000 and filed February 14, 2000)

3.1          Certificate  of  Incorporation  of the Registrant  (incorporated  herein by reference to our Form 10-SB/A, filed January 4, 2000)

3.2          Bylaws of the  Registrant  (incorporated  herein by  reference  to our Form
             10-SB/A, filed January 4, 2000)

4.1          Specimen Stock  Certificate  (incorporated  herein by reference to our Form
             10-SB/A filed January 4, 2000)

4.2          Investment Agreement dated as of May 19, 2000 by and between Registrant and
             Swartz Private Equity,  LLC  (incorporated  herein by reference to our Form
             SB-2 filed July 28, 2000)

5.1          Legal opinion of Kaufman & Associates *

10.1         License  Agreement  between Gentest,  Inc., the University of South Florida and the University of South Florida Research  Foundation,  Inc. dated April
             9,  1998  (incorporated  herein by  reference  to our Form  10-SB/A,  filed
             January 4, 2000)

10.2         Research  and  License  Agreement  between  Gentest,  Inc.  and North Shore
             University Hospital Research  Corporation dated June 22, 1998 (incorporated herein by reference to our Form 10-SB/A, filed January 4, 2000)

10.3         Agreement between Registrant and North Shore Office of Grants and Contracts
             dated March 8, 1999 (incorporated  herein by reference to our Form 10-SB/A, filed January 4, 2000)

10.4         Investor   Relations   Services  Agreement  and  Option  Agreement  between
             Registrant and  Morgan-Phillips,  Inc. dated November 1, 1998 (incorporated herein by reference to our Form 10-SB/A, filed January 4, 2000)

10.5         Consulting Agreement between Registrant and the Viking Group dated November
             1,  1998  (incorporated  herein by  reference  to our Form  10-SB/A,  filed
             January 4, 2000)

10.6         Sponsorship  Commitment  Agreement between Registrant and Celebrity Images, representatives  for Eric Davis and the Score  Against  Colon Cancer Event,
             dated March 15, 1999 (incorporated herein by reference to our Form 10-SB/A, filed January 4, 2000)

10.7         Consulting  Agreement  between  Registrant and SSP  Management  Corporation dated March 31, 1999 (incorporated herein by reference to our Form 10-SB/A, filed January 4, 2000)

10.8         Confidentiality Agreement between Registrant and Ortho-Clinical Diagnostics
             Corporation,  dated April 19, 1999 (incorporated herein by reference to our
             Form 10-SB/A, filed January 4, 2000)


Sequential Page Number 39


10.9         Confidentiality   Agreement  between   Registrant  and  Chiron  Diagnostics
             Corporation,  dated April 21, 1999 (incorporated herein by reference to our
             Form 10-SB/A, filed January 4, 2000)

10.10        Confidentiality  Agreement  between  Registrant  and  Abbott  Laboratories, dated June 29, 1999 (incorporated  herein by reference to our Form 10-SB/A, filed January 4, 2000)

10.11        Consulting  Agreement  between  Registrant  and Jonathan  Dariyanani  dated
             March 1, 1999 (incorporated herein by reference to our Form 10-SB/A,  filed
             January 4, 2000)

10.12        Consulting  Agreement between  Registrant and Dr. Tabibzadeh  (incorporated herein by reference to our Form 10-SB/A, filed January 4, 2000)

10.13        Form of Indemnification  Agreement (incorporated herein by reference to our
             Form 10-SB/A, filed January 4, 2000)

10.14        Lexon,  Inc.  1998  Stock  Option  Plan dated  August 15,  1998 and Form of
             Option  Agreement  (incorporated  herein by reference to our Form  10-SB/A, filed January 4, 2000)

10.15        Consulting  Agreement  between  Registrant and UTEK  Corporation  effective
             August 4,  1999(incorporated  herein by reference to our Form  10-QSB/A for the nine months ended September30, 1999, filed January 4, 2000)

10.16        License  Agreement  between  Cancer  Diagnostics,  Inc. and  University  of
             Maryland,  Baltimore  dated August 27, 1999 and amended  September 23, 1999
             (incorporated  herein by reference to our Form 8- K dated January 28, 2000, filed February 14, 2000)

10.17        Sponsored   Research  Agreement  between  Cancer   Diagnostics,   Inc.  and
             University  of  Maryland,  Baltimore  dated  August  27,  1999 and  amended
             September 23,  1999(incorporated  herein by reference to our Form 8-K dated
             January 28, 2000, filed February 14, 2000)

10.18        Secured  Promissory  Note dated  January 28, 2000  (incorporated  herein by reference to our Form 8-K dated January 28, 2000, filed February 14, 2000)

10.19        Pledge and Security Agreement dated January 28, 2000  (incorporated  herein by reference to our Form 8-K dated  January 28,  2000,  filed  February 14,
             2000)

10.20        Mutual  Release  and  Settlement  Agreement  between  Registrant  and  UTEK
             Corporation dated January 28, 2000 (incorporated herein by reference to our
             Form 10-KSB for the year ended December 31, 1999, filed April 14, 2000)

10.21        Consulting  Agreement with Goodbody  International  (incorporated herein by reference to our Form SB-2, filed July 28, 2000)

10.22        Investor   Relations   Services   Agreement  with   Morgan-Phillips,   Inc.
             International  (incorporated  herein by reference  to our Form SB-2,  filed
             October 3, 2000)

10.23        Consulting   Agreement  with  James  Congleton   (incorporated   herein  by
             reference to our Form SB-2, filed October 3, 2000)

10.24        Consulting  Agreement with Mark Lindsey  (incorporated  herein by reference to our Form SB-2, filed October 3, 2000)

10.34        Professional Services and Confidentiality  Agreement between Registrant and
             Diagnostic  Oncology CRO, Inc. dated April 4, 2000 (incorporated  herein by reference to our Form 10KSB, filed April 16, 2001)


Sequential Page Number 40


10.35        Professional Services and Confidentiality  Agreement between Registrant and
             Diagnostic  Oncology CRO, Inc. dated June 9, 2000  (incorporated  herein by reference to our Form 10KSB, filed April 16, 2001)

10.36        Professional Services and Confidentiality  Agreement between Registrant and
             Diagnostic  Oncology CRO, Inc. dated July 17, 2000 (incorporated  herein by reference to our Form 10KSB, filed April 16, 2001)

10.37        Employment   Agreement   with   Gifford   Mabie   dated   January  3,  2001
             (incorporated herein by reference to our Form 10KSB, filed April 16, 2001)

10.38        Employment  Agreement  with Dr.  Thomas  Coughlin  dated  January  3,  2001
             (incorporated herein by reference to our Form 10KSB, filed April 16, 2001)

10.39        Employment   Agreement   with  Rhonda   Vincent   dated   January  3,  2001
             (incorporated herein by reference to our Form 10KSB, filed April 16, 2001)

10.40        Employment  Agreement with Vicki Pippin dated January 3, 2001 (incorporated herein by reference to our Form 10KSB, filed April 16, 2001)

10.41        Form of Promissory  Note dated  February 23, 2001  (incorporated  herein by reference to our Form 10KSB, filed April 16, 2001)

10.42        Consulting Agreement with Dean Guise dated August 13, 2001. *

23.1         Consent of Kaufman & Associates  (included in Exhibit 5.1, Legal Opinion of
             Kaufman & Associates) *

23.2         Consent of Tullius Taylor Sartain & Sartain LLP *

24.1         Power of Attorney (included on Signature Page)


*Filed herewith

Item 28.  Undertakings

          (a)  The undersigned registrant hereby undertakes that it will:

               (1)  File,  during any period in which  offers or sales are being
                    made,  a  post-effective   amendment  to  this  registration
                    statement:

                    (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii)To reflect in the  Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii)To  include   any   additional   or  changed   material
                         information on the plan of distribution;


Sequential Page Number 41

               (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide Offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c)  The undersigned registrant hereby undertakes that it will:

               (1) For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

               (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide Offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Tulsa, Oklahoma, on May 31, 2001.

                                   LEXON, INC.

                             -------------------------------------
                             By:  Gifford Mabie, Sole Officer and Director

                                POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and as of the dates indicated:

Signature.........         Title....                          Date
Gifford Mabie.....         Sole Officer and Director          August 14, 2001


Sequential Page Number 42


            INDEX TO EXHIBITS FILED WITH THIS REGISTRATION STATEMENT


Exhibit No.                                     Description of Exhibit           Page No.
-----------  ------------------------------------------------------------------- -----------

 5.1         Legal opinion of Kaufman & Associates
10.42        Consulting Agreement with Dean Guise dated August 13, 2001
23.1         Consent of Kaufman & Associates (included in Exhibit 5.1)
23.2         Consent of Tullius Taylor Sartain & Sartain LLP
24.1 Power of Attorney (included on signature page to this registration statement)




Sequential Page Number 43


                                   EXHIBIT F/S

                 INDEX TO FINANCIAL STATEMENTS AND RELATED NOTES

AUDITED FINANCIAL STATEMENTS

Independent Auditors' Report.......................................................................F-1

Balance Sheet at December 31, 2000.................................................................F-2

Statement of Operations from inception (December 16, 1997).........................................F-3
through December 31, 2000

Statement of Cash Flows from inception (December 16, 1997).........................................F-4
through December 31, 2000

Statement of Shareholders' Equity from inception (December 16, 1997)
through December 31, 2000..........................................................................F-5

Notes to Financial Statements from inception (December 16, 1997)
through December 31, 2000..........................................................................F-6

INTERIM UNAUDITED FINANCIAL STATEMENTS

Balance Sheet at June 30, 2001 (Unaudited) ........................................................F-18

Statements of Operations for the period from inception (December 16, 1997) to June 30, 2001 and for the six months ended June 30, 2001 and 2000 and for the three months ended
June 30, 2001 and 2000 (unaudited).................................................................F-19
Statements of Cash Flows for the period from inception (December 16, 1997) to June 30, 2001
(Unaudited) and for the six months ended June 30, 2001 and 2000 (Unaudited)........................F-20

Notes to Financial Statements (Unaudited)..........................................................F-21



Sequential Page Number 44

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Lexon, Inc.


We have audited the accompanying balance sheets of Lexon, Inc., a Development Stage Company, as of December 31, 2000 and 1999, and the related statements of operations, cash flows and shareholders' equity for the period from inception (December 16, 1997) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lexon, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, and the period from inception (December 16, 1997) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company is a development stage company with insufficient revenues to fund development and operating expenses. This condition raises substantial doubt about its ability to continue as a going concern. Management's plan concerning this matter is also described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Tullius Taylor Sartain & Sartain LLP
Tulsa, Oklahoma
January 26, 2001

                                   Lexon, Inc.
                          (A Development Stage Company)

                                 Balance Sheets
                     December 31, 2000 and December 31, 1999



                                                     December 31,  December 31,
                             ASSETS                          2000          1999
                                                     ------------  ------------
Current assets
Cash                                                         $820       $10,041
Due from related parties                                    6,532         9,703
Prepaid expenses                                                -         4,062
                                                     ------------  ------------
   Total current assets                                     7,352        23,806
                                                     ------------  ------------
Other assets
Licensed technology, net                                  207,397       146,794
Sponsored research, net                                   124,729        77,813
                                                     ------------  ------------
      Total other assets                                  332,126       224,607
                                                     ------------  ------------
TOTAL ASSETS                                             $339,478      $248,413
                                                     ============  ============
              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities                  $91,429       $37,214
Interest payable                                           19,834         4,900
Payable to DOCRO                                          350,000             -
Payable to UTEK                                            30,000       132,000
Payable to North Shore University                          27,054        54,108
Payable to University of Maryland                         124,537             -
Related party payables                                    188,709       119,627
                                                     ------------  ------------
   Total current liabilities                              831,563       347,849
                                                     ------------  ------------
Shareholders' equity
Preferred stock, $0.001 par value,
   5,000,000 shares authorized;  no shares
   issued and outstanding at December 31, 2000 and
   December 31, 1999, respectively                              -             -
Common stock, $0.001 par value,
   45,000,000 shares authorized;
   9,202,735 shares and 6,809,513 shares
   issued and outstanding at December 31, 2000 and
   December 31, 1999, respectively                          9,203         6,810
Paid in capital                                         7,490,720     3,249,558
Deficit accumulated during the development stage       (7,992,008)   (3,355,804)
                                                     ------------  ------------
                                                         (492,085)      (99,436)
                                                     ------------  ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $339,478      $248,413
                                                     ============  ============


The accompanying notes are an integral part of the financial statements

                                   Lexon, Inc.
                          (A Development Stage Company)

                            Statements of Operations
        From Inception (December 16, 1997) Through December 31, 2000 and
                 For the Years Ended December 31, 2000 and 1999



                                         From inception
                                          (December 16,
                                          1997) through   December 31,   December 31,
                                      December 31, 2000           2000           1999
                                      -----------------   ------------   ------------
Revenue                                             $ -            $ -            $ -

Expenses
Research and development                      1,388,048        580,393        626,122
General and administrative                    6,198,178      4,031,431      1,768,198
                                      -----------------   ------------   ------------
   Total operating expenses                   7,586,226      4,611,824      2,394,320
                                      -----------------   ------------   ------------
Operating loss                               (7,586,226)    (4,611,824)    (2,394,320)

Interest expense                                405,782         24,380          8,318
                                      -----------------   ------------   ------------
Net loss                                   $ (7,992,008)  $ (4,636,204)  $ (2,402,638)
                                      -----------------   ------------   ------------
Weighted average shares outstanding           6,691,339      7,780,466      6,698,089

Loss per share                                  $ (1.19)       $ (0.60)       $ (0.36)


The accompanying notes are an integral part of the financial statements

                                   Lexon, Inc.
                          (A Development Stage Company)

                            Statements of Cash Flows
        From Inception (December 16, 1997) through December 31, 2000 and
                 For the Years Ended December 31, 2000 and 1999




                                                                              From inception
                                                                               (December 16,
                                                                               1997) through         Year Ended          Year Ended
                                                                           December 31, 2000  December 31, 2000   December 31, 1999
                                                                           -----------------  -----------------   -----------------
Operating activities
Net loss                                                                        $ (7,992,008)      $ (4,636,204)       $ (2,402,638)
Plus non-cash charges to earnings:
   Amortization of license and sponsored research agreements                         464,663            217,018             165,096
   Value of common stock options granted to non-employees for services             1,299,218                  -           1,101,248
   Amortization of Stock Options Issued to Non-employee Lenders                      356,346                  -                   -
   Value of services contributed by employees                                        911,479            410,000             280,000
   Value of stock issued for services                                              3,375,336          3,153,661             221,675
Change in working capital accounts:
  (Increase) decrease in prepaid expenses                                                  -              4,063              (4,062)
  (Increase) decrease in other receivables                                            (6,532)             3,171              (9,703)
   Increase in accounts payable and accrued liabilities                               91,429             54,214              12,087
   Increase (decrease) in interest payable                                            19,834             14,934             (11,839)
   Increase in payable to DOCRO                                                      350,000            350,000                   -
   Increase (decrease) in payable to North Shore                                      27,054           (159,054)            186,108
                                                                           -----------------  -----------------   -----------------
      Total operating activities                                                  (1,103,181)          (588,197)           (462,028)
                                                                           -----------------  -----------------   -----------------
Financing activities
Loans from related parties                                                           533,309            183,682             119,627
Repayment of loans from related parties                                             (344,600)          (114,600)           (230,000)
Sale of common stock for cash:
   To founders                                                                         5,000                  -                   -
   To third-party investors                                                        1,371,727            445,519             557,550
   Payment of issue costs                                                           (140,498)                 -             (92,210)
   To employees upon exercise of employee stock options                              320,313            234,375              85,938
                                                                           -----------------  -----------------   -----------------
      Total financing activities                                                   1,745,251            748,976             440,905
                                                                           -----------------  -----------------   -----------------
Investing activities
Purchase of Cancer Diagnostics Inc.                                                 (170,000)          (170,000)                  -
Purchase of exclusive licenses                                                      (160,000)                 -                   -
Payment of sponsored research contract                                              (311,250)                 -                   -
                                                                           -----------------  -----------------   -----------------
      Total investing activities                                                    (641,250)          (170,000)                  -
                                                                           -----------------  -----------------   -----------------
Change in cash                                                                           820             (9,221)            (21,123)
Cash at beginning of period                                                                -             10,041              31,164
                                                                           -----------------  -----------------   -----------------
Cash at end of period                                                                  $ 820              $ 820            $ 10,041
                                                                           =================  =================   =================
Supplemental disclosure of cash flow information:
   Cash paid for interest during the period                                         $ 21,389            $ 1,233            $ 20,156

Non-cash financing and investing activities:
   Common stock issued in Gentest Merger                                             $ 1,000                $ -                 $ -



The accompanying notes are an integral part of the financial statements

                                   Lexon, Inc.
                          (A Development Stage Company)

                        Statement of Shareholders' Equity
        From Inception (December 16, 1997) through December 31, 2000 and
                 For the Years Ended December 31, 2000 and 1999




                                                            Shares of     Common      Paid In
                                                                Stock      Stock      Capital      Net Loss         Total
                                                            ---------     ------      -------      ---------       -------

Balance at December 16, 1997 (Inception)                            -        $ -          $ -           $ -           $ -

Contribution of services by officer and employees                   -          -        1,479             -         1,479
Net Loss through December 31, 1997                                  -          -            -        (1,719)       (1,719)
                                                            ---------     ------      -------      ---------       -------
Balance at December 31, 1997                                        -          -        1,479        (1,719)         (240)
                                                            ---------     ------      -------      ---------       -------
Common stock issued for cash:
To Founders                                                 5,000,000      5,000            -             -         5,000
To Third-Party Investors                                      164,621        165      368,494             -       368,659
Issuance of additional shares to
Third party Investors                                          81,151         81          (81)            -             -
Less issue costs                                                    -          -      (48,288)            -       (48,288)
Common stock issued for services                               33,541         33          (33)            -             -
Common stock issued in Gentest Merger                       1,000,000      1,000            -             -         1,000
Value of stock options to non-employees                             -          -    1,049,241             -     1,049,241
Contribution of services by officer and employees                   -          -      220,000             -       220,000
Net Loss through December 31, 1998                                  -          -            -      (951,447)     (951,447)
                                                            ---------     ------      -------      ---------       -------
Balance at December 31, 1998                                6,279,313      6,279    1,590,812      (953,166)      643,925
                                                            ---------     ------      -------      ---------       -------
Common stock issued for cash:
    To third-party investors                                  385,700        386      557,164             -       557,550
     Less issue costs                                               -          -      (92,210)            -       (92,210)
To employees upon exercise of stock options                    55,000         55       85,883             -        85,938
Common stock issued for services                               89,500         90      221,585             -       221,675
Value of stock options granted to non-employees                     -          -      606,324             -       606,324
Contribution of services by officer and employees                   -          -      280,000             -       280,000
Net Loss through December 31, 1999                                  -          -            -    (2,402,638)   (2,402,638)
                                                            ---------     ------      -------      ---------       -------
Balance at December  31, 1999                               6,809,513      6,810    3,249,558    (3,355,804)      (99,436)
                                                            ---------     ------      -------      ---------       -------
Common stock issued for cash:
    To third-party investors                                  312,530        313      215,754             -       216,067
To employees upon exercise of stock options                   150,000        150      234,225             -       234,375
     Less cost of capital                                           -          -       (4,922)            -        (4,922)
Common stock issued for services                            1,543,222      1,543    1,672,019             -     1,673,562
Value of stock issued in anticipation of puts with Swartz     387,470        387         (387)            -             0
Value of stock warrants granted to non-employees                    -          -    1,714,473             -     1,714,473
Contribution of services by officer and employees                   -          -      410,000             -       410,000
Net Loss through December 31, 2000                                  -          -            -    (4,636,204)   (4,636,204)
                                                            ---------     ------      -------      ---------       -------
Balance at December  31, 2000                               9,202,735    $ 9,203  $ 7,490,720  $ (7,992,008)   $ (492,085)
                                                            ---------     ------      -------      ---------       -------


The accompanying notes are an integral part of the financial statements

                                  Lexon, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
        From Inception (December 16, 1997) through December 31, 2000 and
                 For the Years Ended December 31, 2000 and 1999


Note 1--  Organization and Summary of Significant Accounting Policies

Organization and Nature of Operations
Lexon, Inc. ("Lexon" or "the Company") is a development stage corporation that acquires, develops, and markets emerging medical technologies. Lexon owns the exclusive worldwide license to develop, manufacture, obtain FDA approval for, and market a cancer screening test kit for detecting the Ebaf protein, which allows for early, non-invasive screening for colon cancer and certain types of ovarian and testicular cancers. The Company also owns, through Cancer Diagnostics, Inc. ("CDI"), the exclusive worldwide license to the Telomerase Assay, a blood screening test for lung cancer.

Development Stage Operations
The Company was incorporated on December 16, 1997, under the laws of the state of Oklahoma. Since inception, the Company's primary focus has been raising capital and developing the Ebaf blood screening process.

Income Taxes
The Company uses the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on the differences between the financial statements and tax bases of assets and liabilities at enacted tax rates in effect in the years in which the differences are expected to reverse.

Compensation of Officers and Employees
The Company's sole officer and director and its other employees serve without pay or other non-equity compensation. The fair value of these services is estimated by management and is recognized as a capital contribution. For the years ended December 31, 2000 and 1999, and for the period from inception (December 16, 1997) to December 31, 2000, the Company recorded $410,000,
$280,000, and $911,479, respectively, as a capital contribution by its sole officer and director and its other employees.

Fair Market Value of Stock Issued for Services
The fair market value of stock issued as payment for services is equal to the closing price of the Company's Common Stock on the date shares are granted or on the date agreements for services are signed. On November 4, 1998, the Company's Common Stock began trading on the OTC Bulletin Board under the symbol "LXXN". Prior to trading, the Board of Directors determined the fair market value of stock issued as payment for services.

Stock-based Compensation
The Company accounts for stock-based compensation arrangements in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. The
Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force Consensus in Issue No. 96-18.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development ("R&D") Costs
The Company is amortizing the $311,250 paid pursuant to the Sponsored Research Agreement for the Ebaf assay over two years, which is the life of the service agreement. The $249,458 to be paid pursuant to the Sponsored Research Agreement for the Telomerase assay acquired through the purchase of CDI is being amortized over two years, which is the life of the service agreement (See Note 5). Any other costs relating to the development of the Ebaf and Telomerase Assays are expensed as incurred. Compensation cost associated with stock options granted to Dr. Tabibzadeh, the inventor of the Ebaf Assay, is recorded by the Company as R&D expense.

New Accounting Standards
The Company adopted SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" during 1998. The Company has no comprehensive income items during 2000 or 1999. Therefore, net loss equals comprehensive income. The Company operates in only one business segment. The Company will adopt SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" during 2001. Currently, the Company does not engage in hedging activities or transactions involving derivatives.

Note 2--  Gentest Merger

On May 11, 1998, the Company entered into an Agreement and Plan of Merger with Gentest, Inc., a Florida corporation, whereby the Company agreed to issue 1,000,000 shares of its Common Stock for all the issued and outstanding Common Stock of Gentest, Inc. Gentest was formed in March 1998 for the purpose of securing the License Agreement and Sponsored Research Agreement related to the Ebaf Assay. Under the terms of the Agreement and Plan of Merger, the Company issued to UTEK Corporation ("UTEK"), the sole shareholder of Gentest, 1,000,000 shares of Common Stock of Lexon. Gentest ceased to exist by reason of the merger, and the assets and liabilities of Gentest, including those rights and obligations associated with the exclusive License Agreement and the Sponsored Research Agreement, became assets and liabilities of Lexon. The obligations of Gentest were to pay $105,000 for the exclusive license, $311,250 to develop the test kit and $55,000 for services rendered in connection with securing the agreements. Lexon paid the obligations in full on July 8, 1998. The Gentest merger was accounted for as a purchase. The purchase price of $1,000 was based on the number of shares issued at par value of $0.001 per share.

Par value per share was used to value the purchase because all previous share issuances, consisting solely of issuances to founders, were based on par value, and there was no public market for the Company's stock. Gentest had only recently been formed for the purpose of entering into the License and Sponsored Research Agreements. The value assigned to the License and Sponsored Research Agreements and the related obligations, were therefore based on Gentest's cost. Since Gentest had no prior operations, no pro forma financial information is presented.

The Gentest assets acquired and liabilities assumed are summarized as follows:

    License Agreements                              $161,000
    Sponsored Research Agreement                     311,250
                                              ----------------

    Total Cost of Assets Acquired                    472,250

    Obligations Assumed                             (471,250)
                                              ----------------

    Purchase Cost                                    $ 1,000
                                              ================

Note 3--  Exclusive License--Ebaf Assay

On July 8, 1998, the Company paid $100,000 to the University of South Florida Research Foundation ("USFRF") and $5,000 to North Shore University Hospital
Research Foundation ("North Shore") for the exclusive worldwide license to develop and market the cancer screening test kits. In addition, the Company paid $55,000 to UTEK for services rendered in connection with securing the license agreements. The exclusive license is being amortized over 17 years using the straight-line method. At December 31, 2000, the amount of accumulated amortization related to the Exclusive License was $23,676.

Note 4--  Sponsored Research Contract--Ebaf Assay

On July 8, 1998, the Company paid $311,250 to North Shore under the terms of a Sponsored Research Agreement to develop the cancer screening test kits. The contract specifies a 24-month development period with costs not to exceed $311,250. The Sponsored Research Agreement is amortized over 2 years using the straight-line method, with amortization costs recorded as research and development expenses. At December 31, 2000, the amount of accumulated amortization related to the Sponsored Research Agreement was $311,250.

Note 5--  Purchase of Cancer Diagnostics, Inc.

         On January 29, 2000, Lexon purchased 100% of the Common Stock of CDI, a Florida corporation, according to the terms of a Stock Purchase Agreement. By reason of the stock purchase, CDI became a wholly-owned subsidiary of Lexon. CDI owns the exclusive worldwide license to the Telomerase Assay, a patent-pending blood test for lung cancer being developed at the University of Maryland, Baltimore ("UMB"). CDI is party to a two-year sponsored research agreement to fund the development and commercialization of the Telomerase Assay for the ELISA format at the University of Maryland, Baltimore.

         Lexon purchased all of the outstanding Common Stock of CDI from CDI's sole shareholder UTEK Corporation ("UTEK") for a total of $200,000. Lexon paid $50,000 in cash and gave UTEK a secured promissory note for $150,000. The secured promissory note bears interest at 10% per year and is payable in three monthly installments of $50,000 each, due on April 30, May 31 and June 30, 2000. The Company has paid $70,000 to UTEK to date. The interest rate will increase to 12% per year on any unpaid principal balance after June 30, 2000. To secure the promissory note, Lexon pledged all of the shares of Common Stock of CDI pursuant to a Pledge and Security Agreement. The shares were placed in escrow and will be released upon payment in full of Lexon's obligation to UTEK. As of December 31, 2000, UTEK Corporation has agreed to extend the due date for the secured promissory note to March 31, 2001. The rate of interest on the $30,000 balance is 12%.

         UTEK, a Florida corporation, is a technology merchant that specializes in the transfer of technology from universities and government research facilities to the private sector. UTEK has relationships with major universities and government research facilities in the U.S. and in Europe. UTEK owns approximately 1,000,000 shares (or about 12.9% of the outstanding shares) of Lexon Common Stock.

Note 6--  Exclusive License--Telomerase Assay

Lexon owns the exclusive worldwide license to the Telomerase Assay through its wholly-owned subsidiary CDI. In exchange for the license, CDI agreed to pay UMB a royalty of 4% of Net Sales of products sold using the Telomerase Assay technology. The exclusive license is being amortized over 15 years using the straight-line method. At December 31, 2000, the amount of accumulated amortization related to the exclusive license was $5,005.

Note 7--  Sponsored Research Contract--Telomerase Assay

On August 27, 1999, CDI agreed to pay UMB $249,458 to fund the development of the Telomerase Assay for the ELISA format over a two year period beginning January 4, 2000, and ending January 3, 2002. CDI paid $124,921 upon signing the sponsored research agreement. The balance of $124,537 is due on or before January 1, 2001. The Sponsored Research Agreement is being amortized over 2 years using the straight-line method, with amortization costs recorded as research and development expenses. At December 31, 2000, the amount of accumulated amortization related to the Sponsored Research Agreement was $124,729.

Note 8--  Notes Payable

During 1998, the Company borrowed $50,000 from an officer and $180,000 from a shareholder. The Company executed notes payable which were due December 31, 1998, at an interest rate of 12% per year, which increased to 14% per year after the due date. The notes payable and accrued interest were paid in full during 1999. On October 15, 1998, in connection with these notes, the Board granted 50,000 options to the officer and 180,000 options to the shareholder, each at an exercise price of $1.20 per share. Because no trading market for the Common Stock was yet established, the option exercise price of $1.20 per share was determined by the Board based on the most recent offering price of $2.00 per share less a 40% discount. The discount was determined to be appropriate as stock issued when these options are exercised may be restricted.

The Company recorded no compensation cost for the options granted to the officer. For the year ended December 31, 1998, the Company recorded $356,346 as interest expense for the options granted to the shareholder based on an estimated fair value of $1.98 per share. The fair value of $1.98 per share was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: exercise price of $1.20 per share, stock price of $2.00 per share, risk-free interest rate of 6.0%, expected dividend yield of 0.0; expected life of ten years; and estimated volatility of 151%.

During 1998, the Company borrowed $1,377 from a related party. As of December 31, 2000, the balance on this loan was $1,377.

During 1999, the Company borrowed $118,250 from non-affiliated shareholders. The Company executed notes payable, which are due December 31, 2000, at an interest rate of 10% per year. Subsequent to December 31, 2000, these notes will accrue interest at a default rate of 16%. As of December 31, 2000, the balance on these loans was $18,250.

During 2000, the Company borrowed $76,500 from its shareholders. The Company executed notes payable, which are due December 31, 2000, at an interest rate of 10% per year. Subsequent to December 31, 2000, these notes will accrue interest at a default rate of 16%. As of December 31, 2000, the remaining balance on these notes was $71,500

Note 9--  Commitments and Contingencies

Future Royalty Obligations Under Exclusive License Agreement--Ebaf Assay
In connection with the exclusive license agreement, the Company agreed to pay to USFRF a royalty equal to the greater of (a) five percent (5%) of revenue from the sale of products based on the concept for the diagnosis of selected adenocarcinomas and any additions, extensions and improvements thereto or as a minimum (b) zero (0) dollars for the first twenty four (24) months; $75,000 at the end of year three (3); $100,000 at the end of year four (4); $125,000 at the end of year five (5); $150,000 at the end of year six (6) and for each successive year thereafter during the term of the exclusive license agreement. The royalty obligation will expire after the longer of twenty (20) years or the expiration of the last to expire patent that covers the licensed intellectual property. The Company also agreed to pay to North Shore a royalty equal to one-half percent (0.5%) of revenue from the sale of such products and ten percent (10%) of any consideration received by the Company from granting sublicenses. No minimum royalty payments are required under the License Agreement with North Shore.

Future Royalty Obligations Under Exclusive License Agreement--Telomerase Assay In exchange for the exclusive license agreement, CDI agreed to pay UMB a royalty of 4% of Net Sales of products sold using the Telomerase Assay technology. The license agreement provides for minimum annual royalties for the life of the license agreement, which coincides with the life of the last to expire patent covering the licensed technology. The minimum annual royalties range from $2,500 per year beginning in 2002 to a maximum of $4,000 per year beginning in 2006 and continuing each year thereafter for the life of the license agreement. In addition, the license agreement provides for royalties of 2% of Net Sales of products sold by sublicensees of CDI and 50% of all consideration received by CDI for up-front, milestone or other payments from sublicensees.

Future Obligations to North Shore University
On March 8, 1999, the Company agreed to fund an additional $81,162 to North Shore in six equal installments of $13,257 each, payable on or before October 1, 1999, December 1, 1999, February 1, 2000, April 1, 2000, June 1, 2000 and August 1, 2000. At December 31, 2000, the balance on the Company's obligation is $27,054.

Statutory Rights of the National Institutes of Health ("NIH")
The Patent & Trademark Act (Public Law 96-517), also known as the Bayh-Dole Act created a uniform patent policy among Federal agencies that fund research. Bayh-Dole enables small businesses and non-profit organizations, including universities, to retain title to materials and products they invent with Federal funding. In return, the U.S. government retains a nonexclusive right to make or use the invention for government purposes. Dr. Tabibzadeh's research was funded in part with grants from the National Institutes of Health. If the U.S. government decided to make or use Dr. Tabibzadeh's invention for government purposes, then it would not be obligated to pay license fees or royalties. In addition, the U.S. government is protected from lawsuits and infringement claims.

Foreign Patent Protection
The U.S. patent covering the Ebaf Assay does not extend to foreign countries and the Company does not presently have any foreign patent protection for its product.

Leases
The Company's executive office is leased from a third party under the terms of a lease agreement that expires March 31, 2002. The office is shared with other companies owned in part by the sole officer and director and the employees of the Company. During 2000 and 1999, the Company recorded $9,600 and $9,600, respectively, for rent expense. The minimum annual lease payments pursuant to the lease agreement and the Company's estimated share are scheduled as follows:

For the Periods Ended     Minimum Annual Lease   Company's Estimated
          December 31                 Payments                 Share
---------------------- ------------------------ ---------------------
     2001                              $45,587                $9,600
     2002                               11,462                 2,292

Swartz Investment Agreement
The Company entered into an investment agreement on May 19, 2000, with Swartz Private Equity, LLC to raise up to $30 million through a series of sales of Lexon's Common Stock ("the Investment Banking Agreement"). The dollar amount of each sale is limited by the Company's Common Stock's trading volume, and a minimum period of time must elapse between each sale. Each sale will be to Swartz. In turn, Swartz will either sell Lexon's stock in the open market, place Lexon's stock through negotiated transactions with other investors, or hold Lexon's stock in their own portfolio.

If Lexon has not put at least $1,000,000 oc common stock to Swartz during any six calendar month period following the effective date of the Agreement, then Lexon shall pay a non-usage of $100,000 les 10% of the aggregate put dollar amount put to Swartz during the period.

Lexon may terminate its right to initiate puts or terminate the Investment Banking Agreement at any time by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations Lexon has concerning the Investment Banking Agreement or any related agreement. Should Lexon terminate the Investment Banking Agreement prior to initiating puts in the amount of $2,000,000 during the 36 month period of the Investment Banking Agreement, the Company may be required to pay a Non-Usage fee of a maximum of $200,000.

DOCRO Services Agreement
On June 21, 2000 and August 2, 2000, the Company entered into two consulting agreements with Diagnostic Oncology CRO, Inc. ("DOCRO"), a company engaged in providing technology assessment, technology development, and laboratory and clinical trial services to medical device developers, to conduct a technology assessment and development program for Lexon's Ebaf and Telomerase tumor marker technologies. For these services, Lexon agreed to pay DOCRO $1,495,000 and $1,858,900, respectively, which will be paid upon achievement by DOCRO of specific milestones in the operation. As of December 31, 2000, the Company had recorded a payable to DOCRO under the agreements of $350,000.

Note 10-- Common Stock and Paid in Capital

During the year ended December 31, 1998, the following Common Stock transactions occurred:

o Under the terms of an offering dated April 1, 1998, the Company sold 5,000,000 shares of its Common Stock to the founders at par value for $5,000 cash.

o On July 8, 1998, the Company issued 1,000,000 shares of its Common Stock in connection with the Gentest merger.

o On May 18, 1998, Lexon commenced its Rule 504 private offering at $2.00 per share. This price was determined by the Board of Directors. There were 125,205 shares of Common Stock sold to third-party investors for $250,410 in cash. The $2.00 offering was terminated on July 31, 1998, when Lexon's 15c211 application was filed with the NASD. The Company's Common Stock began trading on November 4, 1998, at $2.50 per share. On November 6, 1998, Lexon commenced a Rule 504 private offering at $3.00 per share, which price was greater than the closing price of the Company's Common Stock on November 6, 1998 (the date of the offering memorandum). There were 39,416 shares of Common Stock sold to third-party investors for $118,248 in cash. The Company incurred expenses of $48,287 in connection with the offerings. On January 18, 1999, the Company terminated the $3.00 offering and commenced an offering at $1.50 per share, which was equal to the closing price of the Company's Common Stock on January 19, 1999. Although there were no obligations to do so, the Board determined that the investors who paid cash in the $2.00 and $3.00 private offerings should be treated as if they had purchased their shares at $1.50 per share. Accordingly, the Company issued an additional 81,151 shares to those investors (41,735 shares to the $2.00 investors and 39,416 shares to the $3.00 investors). The issuance of the additional shares was treated as a capital transaction, with no effect on shareholders' equity.

o During 1998, the Company issued 33,541 shares of its Common Stock at $2.00 per share for services rendered in connection with the Offering. The $2.00 per share value was determined by the Board of Directors based on the most recent offering price of $2.00 per share.

During the year ended December 31, 1999, the following Common Stock transactions occurred:

o The Company sold 385,700 shares of its Common Stock to third party investors for $557,550 in cash.

o The Company issued a total of 89,500 shares of Common Stock for services rendered by outside consultants. The shares were valued based on the closing price of the Company's Common Stock on the date the services were rendered or agreements were signed. Of the shares issued, 80,000 were issued at $2.50 per share to a consultant to develop and market an Internet web site and to prepare and distribute via e-mail a detailed profile report on the Company. An additional 7,500 shares were issued at $2.34 per share to a public relations specialist in connection with the Company's colon cancer awareness activities. The remaining 2,000 shares were issued at $4.875 per share for legal services.

o The Company issued 55,000 shares of Common Stock to an employee who exercised stock options at $1.5625 per share. The Company received $85,938 in cash. The exercise price was equal to the closing price of the Company's Common Stock on the date the options were granted.

During the year ended December 31, 2000, the following Common Stock transactions occurred:

o The Company issued 150,000 shares of its Common Stock pursuant to the exercise of employee stock options, for which the Company received $234,375 in cash. The employees exercised their options at $1.5625 per share. The exercise price was equal to the closing price of the Company's Common Stock on the date the options were granted.

o The Company issued a total of 293,222 shares of Common Stock for services rendered by outside consultants. The shares were valued based on the closing price of the Company's Common Stock on the date the services were rendered or agreements were signed. Of the shares issued, 190,000 were issued at $.9375 per share to consultants for services rendered in connection with accounting and legal services; 65,000 shares were issued at $.9375 per share for general business consulting services; and 22,222 shares were issued at $1.125 per share to a consultant to develop and maintain an Internet web site for the Company.

o The Company issued a total of 1,000,000 shares of Common Stock for services rendered by outside consultants. The shares were valued based on the closing price of the Company's Common Stock on the date the services were rendered or agreements were signed. Of the shares issued, 600,000 were issued at $.84 per share for general business consulting services, and 400,000 shares were issued at $.84 per share pursuant to an investor relations agreement.

o The Company sold 250,000 restricted shares of stock to a third-party investor in conjunction with a consulting agreement signed on May 23, 2000. The purchase price for the shares was $.001 and the stock is restricted for a period of 10 months. The $554,250 difference between the purchase price of the stock and the fair market value of the stock on the date of purchase was recorded as a general and administrative expense on the income statement.

o In connection with the issuance of stock for services, the Company recorded $1,895,237, $1,673,562 and $221,675, respectively, as G&A expense for the period from inception (December 16, 1997) through December 31, 2000, and for the years ended December 31, 2000 and 1999.

o The Company placed 700,000 shares of stock in escrow for a third party investor pursuant to an investment banking agreement signed on May 19, 2000. As of December 31, 2000, 260,160 and 52,365 shares had been purchased through puts. The sales prices for the shares was $0.75 and $.40 respectively, which were the sales prices calculated using the formulas outlined in the Investment Banking Agreement. Total proceeds from sales of stock under the Investment Banking Agreement are $216,066.

Lexon is authorized to issue 45,000,000 Shares of Common Stock, par value $0.001 per share, of which 9,202,735 shares were outstanding as of December 31, 2000. Lexon is also authorized to issue 5,000,000 Shares of Preferred Stock, par value $0.001 per share, of which there are no shares presently outstanding. There is no present intent to issue any Preferred Stock.

Voting Rights
Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors. Holders of a majority of the issued and outstanding shares of Common Stock may take action by written consent without a meeting.

Dividend Rights
Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors. To date, Lexon has not paid cash dividends on its Common Stock. Holders of Common Stock are entitled to receive such dividends as may be declared and paid from time to time by the Board of Directors out of funds legally available therefor. Lexon intends to retain any earnings for the operation and expansion of its business and does not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of cash dividends will depend upon future earnings, results of operations, capital requirements, Lexon's financial condition and such other factors as the Board of Directors may consider.

Liquidation Rights
Upon any liquidation, dissolution or winding up of Lexon, holders of shares of Common Stock are entitled to receive pro rata all of the assets of Lexon available for distribution to shareholders after liabilities are paid and distributions are made to the holders of Lexon's Preferred Stock, if any.

Preemptive Rights
Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of Lexon.

Note 11  Stock Options

Employee Stock Options
On August 15, 1998, the Board of Directors and shareholders approved the adoption of the Lexon Option Plan, pursuant to which 3,000,000 shares of Common Stock were reserved. Stock options granted under the Plan expire ten years from the date of grant.

On October 15, 1998, the Board granted 50,000 options to an officer at an exercise price of $1.20 per share in connection with a loan made by the officer to the Company. The Company recorded no compensation cost for the options granted to the officer.

On March 4, 1999, the Board granted 1,692,500 options to purchase Common Stock at an exercise price of $1.5625 per share to employees of the Company. The exercise price was equal to the closing price of the Company's Common Stock on the date of grant. No compensation cost was recorded.

On August 7, 2000, the Board granted 1,250,000 options to purchase Common Stock at an exercise price of $.84 per share to employees of the Company. The exercise price was equal to the closing price of the Company's Common Stock on the date of grant. No compensation cost was recorded.

SFAS 123, provides an alternative method of determining compensation cost for employee stock options, which alternative method may be adopted at the option of the Company. Had compensation cost for the options granted to employees been determined consistent with SFAS 123, the Company's net loss for the year ended December 31, 2000, would have been increased and EPS would have been reduced to the following pro forma amounts:

                                From Inception
                                       Through             Year Ended
                             December 31, 2000      December 31, 2000
 Net loss:
          As reported             $(7,992,008)            $(4,636,204)
          Pro forma                (9,555,540)             (6,199,736)
 Basic and diluted EPS:
          As reported             $     (1.19)            $     (0.60)
          Pro forma                     (1.42)                  (0.80)

Compensation cost was based on an estimated fair value of $1.98 per share, which was calculated using the Black-Scholes option pricing model with the following assumptions: exercise price of $1.20 per share; stock price of $2.00 per share; risk-free interest rate of 6.0%; expected dividend yield of 0.0; expected life of ten years; and estimated volatility of 151%.

Non-Employee Options
On October 15, 1998, the Board granted 300,000 options to a consultant at an exercise price of $1.20 per share. In exchange for the options, the consultant provided the Company financial and investment consulting services for a one-year period. During 1998 the Company recorded $593,910 as a prepaid consulting expense and an increase to paid in capital. The Company amortized the prepaid expense over a 12-month period, which was the life of the agreement. Amortization expense included in general and administrative expense was $494,925 in 1999 and $98,985 in 1998.

Also on October 15, 1998, the Board granted 50,000 options at an exercise price of $1.20 per share to the inventor of the Ebaf screening process. The Company recorded the compensation cost of $98,985 as research and development expense on the date the options were granted.

On October 15, 1998, the Board also granted 180,000 options to a shareholder at an exercise price of $1.20 per share in connection with a loan made by the shareholder to the Company. The Company recorded compensation cost of $356,346 as interest expense on the date the options were granted.

Compensation cost for the October 15, 1998, options was based on an estimated fair value of $1.98 per share, which was calculated using the Black-Scholes option pricing model with the following assumptions: exercise price of $1.20 per share; stock price of $2.00 per share; risk-free interest rate of 6.0%; expected dividend yield of 0.0; expected life of ten years; and estimated volatility of 151%.

On November 1, 1998, the Company entered into an agreement with an investor relations firm whereby the Board granted the firm options to purchase up to 1,000,000 shares of Common Stock over a two-year period. Amounts and exercise prices are as follows:

                                                 Number of   Exercise Price
             Vesting Period                        Options        Per Share
------------------------------------------ ---------------- ----------------
January 1, 1999 to March 31, 1999                   45,000            $1.20
April 1, 1999 to June 30, 1999                      70,000            $1.50
July 1, 1999 to September 30, 1999                  95,000            $1.75
October 1, 1999 to December 31, 1999               120,000            $2.00
January 1, 2000 to March 31, 2000                  135,000            $2.25
April 1, 2000 to June 30, 2000                     160,000            $2.50
July 1, 2000 to September 30, 2000                 175,000            $2.75
October 1, 2000 to December 31, 2000               200,000            $3.00
                                           ----------------
Total                                            1,000,000
                                           ----------------

The options are eligible to vest on a quarterly basis, subject to the achievement of certain market conditions surrounding the Company's stock. If the vesting conditions are not met, the options eligible for vesting are forfeited. Compensation cost will be recorded for the options when and if they become vested. Only vested options are exercisable. All vested options are exercisable until October 27, 2008. On June 30, 1999, 70,000 options exercisable at $1.50 per share became vested. To determine compensation cost, the 70,000 vested options were valued at $3.26 per share based on the Black-Scholes option pricing model, and the Company recorded $228,200 as general and administrative expense. The following assumptions for the Black-Scholes option pricing model were used: exercise price of $1.50 per share, market price on vesting date of $3.375, risk-free interest rate of 5.87%, expected dividend yield of 0.0; expected life of ten years; and estimated volatility of 117%. During the year ended December 31, 1999, 260,000 options at exercise prices ranging from $1.20 to $2.00 per share were forfeited. During the nine months ended September 30, 2000, the remaining 670,000 options at exercise prices ranging from $2.50 to $3.00 per share were forfeited.

On March 4, 1999, the Board granted 250,000 options to purchase Common Stock at an exercise price of $1.5625 per share to Dr. Tabibzadeh, inventor of the Ebaf Assay screening process. The exercise price was equal to the closing price of the Common Stock on the date of grant. The options were valued at $1.49 per share based on the Black-Scholes option-pricing model and the Company recorded $372,500 as research and development expense. The following assumptions for the Black-Scholes option pricing model were used: exercise price of $1.5625, market price of $1.5265, risk- free interest rate of 5.87%, expected dividend yield of 0.0; expected life of ten years; and estimated volatility of 117%.

On March 28, 2000, the Board granted 484,809 warrants to purchase Common Stock to Swartz Institutional Finance ("Swartz") pursuant to the Equity Line Letter of Agreement signed on that day. 280,000 warrants have an exercise price of $2.062 per share. The exercise price was equal to the lowest closing price for 5 trading days prior to the date of execution of all Closing Documents on May 19, 2000. The warrants were valued at $1.575 per share based on the Black-Scholes option pricing model, and the Company recorded $441,000 as a deferred cost of capital, to be charged against the capital received from each put transaction with Swartz. The following assumptions for the Black-Scholes option pricing model were used: exercise price of $2.062, market price of $2.625, risk-free interest rate of 8.00%, expected dividend yield of 0.0, expected life of one year, and estimate volatility of 142%. Subsequent to signing the banking agreement, Lexon filed an S-8 registration statement registering additional outstanding shares. An additional 204,809 warrants were issued to Swartz to comply with the terms of the Investment Banking Agreement which states that Swartz is entitled to own warrants equal to 10% of the total outstanding shares. The warrants have an initial exercise price of $.68 per share. If the date of exercise is more than six months after the date of issuance, the exercise price shall be reset according to the terms outlined in the Warrant Agreement. The warrants issued to Swartz were valued at $1.19 per share based on the S-8 filing and a deferred cost of capital was recorded for $243,723. This amount is being charged against the capital received from each put transaction with Swartz. As of December 31, 2000, $4,922 had been charged against paid in capital.

On May 23, 2000, the Board granted 500,000 warrants to purchase Common Stock at an exercise price of $1.625 per share to Goodbody International, Inc. for consulting services and guidance on any matters relating to investor relations, financial relations, stock enhancement and public relations and to CEO responsibilities, including any financing mergers, acquisitions, contract negotiations and the possible sale of the Company. The term of the agreement is three years and is being amortized using the straight-line method. The exercise price was equal to the closing price of the Common Stock on May 10, 2000. The warrants were valued at $2.0595 per share based on the Black-Scholes option pricing model and the Company recorded $114,422 as consulting expense and $915,328 as prepaid consulting expense. The following assumptions for the Black-Scholes option pricing model were used: exercise price of $1.625, market price of $2.218, risk-free interest rate of 8.00%, expected dividend yield of 0.0, expected life of five years, and estimated volatility of 146%.

On September 29, 2000, the Board granted 26,016 warrants to purchase Common Stock at an exercise price of $.825 per share to Swartz in conjunction with the first put pursuant to the Investment Banking Agreement.

On November 3, 2000, the Board granted 5,237 warrants to purchase Common Stock at an exercise price of $.4818 per share to Swartz in conjunction with the second put pursuant to the Investment Banking Agreement

Due to the uncertainty surrounding the Company's ability to raise significant amounts of capital, effective December 31, 2000, the costs associated with issuing warrants to Swartz and Goodbody were charged to general and administrative expenses

A summary of the status of the Company's stock options at December 31, 2000, and changes during the year then ended is presented below:

                                                         December 31, 2000
                                                  ------------------------------
                                                                Weighted Average
                                                       Shares     Exercise Price
                                                  ------------  ----------------
 Employees
 Outstanding, beginning of period                  1,687,500               $1.56
 Granted                                           1,250,000                0.84
 Exercised                                          (150,000)               1.56
 Forfeited                                          (300,000)               1.50
                                                  ------------  ----------------
 Outstanding, December 31, 2000                    2,487,500               $1.20
                                                  ------------  ----------------
 Exercisable, December 31, 2000                    2,487,500               $1.20
                                                  ------------  ----------------
 Weighted average fair value of options granted        $0.83
                                                  ------------

                                                        December 31, 2000
                                                  ------------------------------
                                                                Weighted Average
                                                       Shares     Exercise Price
                                                  ------------  ----------------
 Non-employees
 Outstanding, beginning of period                  1,520,000               $1.41
 Granted or Vested                                 1,016,062                1.53
 Exercised                                               ---                 ---
 Forfeited                                          (670,000)               1.50
                                                  ------------  ----------------
 Outstanding, December 31, 2000                    1,866,062               $1.44
                                                  ------------  ----------------
 Exercisable, December 31, 2000                    1,866,062               $1.44
                                                  ------------  ----------------
 Weighted average fair value of options granted        $1.71
                                                  ------------

The following table summarizes information about fixed stock options outstanding at December 31, 2000:


                                           Options Outstanding                  Options Exercisable
                                ------------------------------------------ ------------------------------
                                                    Weighted
                                                     Average     Weighted                       Weighted
                                       Number      Remaining      Average         Number         Average
         Range of exercise        Outstanding    Contractual     Exercise    Exercisable  Exercise Price
         prices                   at 12/31/00           Life        Price    at 12/31/00
         ---------------------- -------------- -------------- ------------ -------------- ---------------

         Employees
         $0.84-$1.5625             2,487,500      8.91 years       $1.20      2,487,500           $1.20
         Non-employees
         $0.4818-$2.062            1,866,062      5.96 years       $1.44      1,866,062           $1.44



Note 12-- Income Taxes

The components of deferred income tax are as follows:

                          Inception (December                        Year Ended
                                16, 1997)  to        Year Ended    December 31,
                            December 31, 2000 December 31, 2000            1999
                          ------------------- -----------------  --------------
Net operating loss               $ 1,181,258          $474,624       $ 457,860
Stock-based compensation             581,742           393,274         188,467
Valuation allowance               (1,763,000)       (  867,898)       (646,327)
                          ------------------- -----------------  -------------
Net deferred tax asset               $   ---           $   ---         $   ---
                          ------------------- -----------------  -------------

From inception to December 31, 2000, the Company had a net operating tax loss carryforward of approximately $7,992,008, which expires 2019 and 2020, and temporary differences related to stock-based compensation of $1,895,237. A valuation allowance fully offsets the benefit of the net operating loss, since the Company does not meet the "more probable than not" criteria of FASB 109.

Note 13-- Earnings per Share


 Basic and Diluted EPS Computation:                December 31,    December 31,
                                                           2000            1999
                                               ---------------- ---------------
 Net loss applicable to Common Stockholders        $(4,636,204)   $(2,402,638)
                                               ---------------- ---------------
 Weighted average shares outstanding                7,780,466       6,698,089
                                               ---------------- ---------------
 Basic and Diluted EPS                               $  (0.60)       $  (0.36)
                                               ---------------- ---------------

For the years ended December 31, 2000 and 1999, all options were excluded from the EPS calculation, as their effect was anti-dilutive.

Note 14-- Uncertainties

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company is in the early stages of development and has not established sources of revenues sufficient to fund the development of business and pay operating expenses, resulting in a net loss of $4,636,204 for the year ended December 31, 2000. Management intends to provide the necessary development and operating capital through sales of its Common Stock and increasing revenues by gaining FDA approval for the Ebaf Assay test kit and marketing the test kit to laboratories, research institutions, hospitals, clinics, doctors and other medical professionals throughout the world. The ability of the Company to continue as a going concern during the next year depends on the successful completion of the Company's efforts to raise capital and gain FDA approval. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 15-- Subsequent Events

The Company is currently negotiating the resolution of a dispute with Swartz Private Equity, LLC over a $100,000 non-usage fee related to the Investment Banking Agreement dated May 19, 2000 (see Note 9). No legal action is pending or threatened, and both parties are working to resolve the matter.

Subsequent to December 31, 2000, the Company settled the remaining balance of the note due to Cancer Diagnostics, Inc. (see Note 5) for 236,000 shares of Lexon, Inc. common stock. The shares issued are restricted for one year.

                                   Lexon, Inc.
                          (A Development Stage Company)

                                 Balance Sheets
                                 June 30, 2001
                                   (Unaudited)



                                ASSETS                        June 30, 2001
                                                              --------------
Current assets
Cash                                                                 $30,021
                                                              --------------
   Total current assets                                               30,021
                                                              --------------
Other assets
Licensed technology, net                                             200,159
Sponsored research, net                                               62,365
                                                              --------------
      Total other assets                                             262,524
                                                              --------------
TOTAL ASSETS                                                        $292,545
                                                              ==============
                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities                             $89,816
Acrued salaries payable                                              200,000
Interest payable                                                      15,739
Payable to DOCRO                                                     350,000
Payable to North Shore University                                     27,054
Payable to University of Maryland                                    124,537
Related party payables                                               136,925
                                                              --------------
   Total current liabilities                                         944,104
                                                              --------------
Shareholders' deficit
Preferred stock, $0.001 par value,
   5,000,000 shares authorized;  no shares
   issued and outstanding at June 30, 2001                                -
Common stock, $0.001 par value,
   45,000,000 shares authorized;
   13,238,735 shares issued and
   outstanding at June 30, 2001                                       13,239
Common stock subscribed                                             (750,000)
Paid in capital                                                    8,474,764
Deficit accumulated during the development stage                  (8,389,562)
                                                              --------------
                                                                    (651,559)
                                                              --------------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                         $292,545
                                                              ==============


The accompanying notes are an integral part of the financial statements

                                   Lexon, Inc.
                          (A Development Stage Company)

                            Statements of Operations
          From Inception (December 16, 1997) Through June 30, 2001 and
                 For the Six Months Ended June 30, 2001 and 2000 and
               For the Three Months Ended June 30, 2001 and 2000
                                   (Unaudited)






                                         From inception
                                          (December 16,             Six Months                         Three Months
                                          1997) through    ------------------------------     ------------------------------
                                          June 30, 2001    June 30, 2001    June 30, 2000     June 30, 2001    June 30, 2000
                                         --------------    -------------    -------------     -------------    -------------
Revenue                                             $ -              $ -              $ -               $ -              $ -

Expenses
Research and development                      1,482,347           94,299          154,735            39,175           78,230
General and administrative                    6,495,338          297,160        1,613,290           124,040        1,251,425
                                         --------------    -------------    -------------     -------------    -------------
   Total operating expenses                   7,977,685          391,459        1,768,025           163,215        1,329,655
                                         --------------    -------------    -------------     -------------    -------------
Operating loss                               (7,977,685)        (391,459)      (1,768,025)         (163,215)      (1,329,655)

Interest expense                                411,877            6,095            7,674             2,554            4,820
                                         --------------    -------------    -------------     -------------    -------------
Net loss                                   $ (8,389,562)      $ (397,554)    $ (1,775,699)       $ (165,769)    $ (1,334,475)

Weighted average shares outstanding           7,068,865       11,915,553        6,988,134        13,120,054        7,333,291
                                         --------------    -------------    -------------     -------------    -------------
Loss per share                                  $ (1.19)         $ (0.03)         $ (0.25)          $ (0.01)         $ (0.18)
                                         --------------    -------------    -------------     -------------    -------------



     The accompanying notes are an integral part of the financial statements


                                   Lexon, Inc.
                          (A Development Stage Company)

                            Statements of Cash Flows
          From Inception (December 16, 1997) through June 30, 2001 and
                 For the Six Months Ended June 30, 2001 and 2000
                                   (Unaudited)


                                                                       From inception
                                                                        (December 16,        Six Months        Six Months
                                                                        1997) through             Ended             Ended
                                                                        June 30, 2001     June 30, 2001     June 30, 2000
                                                                       --------------     -------------     -------------
Operating activities
Net loss                                                                 $ (8,389,562)       $ (397,554)     $ (1,775,699)
Plus non-cash charges to earnings:
   Amortization of license and sponsored research agreements                  534,265            69,602           147,415
   Value of common stock options granted to non-employees for services      1,299,218                 -           469,610
   Amortization of Stock Options Issued to Non-employee Lenders               356,346                 -                 -
   Value of services contributed by employees                                 911,479                 -           210,000
   Value of stock issued for services                                       3,375,336                 -           833,313
Change in working capital accounts:
   Increase in prepaid expenses                                                     -                 -             4,063
   Increase in other receivables                                                    -             6,532             3,171
   Increase (decrease)in accounts payable and accrued liabilities              89,816            (1,613)           (7,683)
   Increase in accrued salaries                                               200,000           200,000                 -
   Increase (decrease) in interest payable                                     23,819             3,985                (3)
   Increase in payable to DOCRO                                               350,000                 -                 -
   Increase (decrease) in payable to North Shore                               27,054                 -           (27,054)
                                                                       --------------     -------------     -------------
      Total operating activities                                           (1,222,229)         (119,048)         (142,867)
                                                                       --------------     -------------     -------------
Financing activities
Loans from related parties                                                    533,309                 -           104,000
Repayment of loans from related parties                                      (396,351)          (51,751)         (100,000)
Sale of common stock for cash:
   To founders                                                                  5,000                 -                 -
   To third-party investors                                                 1,571,727           200,000           234,500
   Payment of issue costs                                                    (140,498)                -                 -
   To employees upon exercise of employee stock options                       320,313                 -               125
                                                                       --------------     -------------     -------------
      Total financing activities                                            1,893,500           148,249           238,625
                                                                       --------------     -------------     -------------
Investing activities
Purchase of Cancer Diagnostics Inc.                                          (170,000)                -          (100,000)
Purchase of exclusive licenses                                               (160,000)                -                 -
Payment of sponsored research contract                                       (311,250)                -                 -
                                                                       --------------     -------------     -------------
      Total investing activities                                             (641,250)                -          (100,000)
                                                                       --------------     -------------     -------------
Change in cash                                                                 30,021            29,201            (4,242)
Cash at beginning of period                                                         -               820            10,041
                                                                       --------------     -------------     -------------
Cash at end of period                                                        $ 30,021          $ 30,021           $ 5,799
                                                                       --------------     -------------     -------------
Supplemental disclosure of cash flow information:
   Cash paid for interest during the period                                  $ 23,498           $ 2,109           $ 1,233
                                                                       --------------     -------------     -------------
Non-cash financing and investing activities:
   Common stock issued in Gentest Merger                                      $ 1,000               $ -               $ -
   Common stock issued to employees upon exercise
   of their options                                                                             750,000
   Common stock subscribed through promissory notes                                            (750,000)
                                                                       --------------     -------------     -------------



The accompanying notes are an integral part of the financial statements

                                   Lexon, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
          From Inception (December 16, 1997) through June 30, 2001 and
                 For the Six Months Ended June 30, 2001 and 2000


Note 1--  Organization and Summary of Significant Accounting Policies

Organization and Nature of Operations
Lexon, Inc. ("Lexon" or "the Company") is a development stage corporation that acquires, develops, and markets emerging medical technologies. Lexon owns the exclusive worldwide license to develop, manufacture, obtain FDA approval for, and market a cancer screening test kit for detecting the Ebaf protein, which allows for early, non-invasive screening for colon cancer and certain types of ovarian and testicular cancers. The Company also owns, through Cancer Diagnostics, Inc. ("CDI"), the exclusive worldwide license to the Telomerase Assay, a blood screening test for lung cancer.

Development Stage Operations
The Company was incorporated on December 16, 1997, under the laws of the state of Oklahoma. Since inception, the Company's primary focus has been raising capital and developing the Ebaf blood screening process.

Income Taxes
The Company uses the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on the differences between the financial statements and tax bases of assets and liabilities at enacted tax rates in effect in the years in which the differences are expected to reverse.

Compensation of Officers and Employees
The Company's sole officer and director and its other employees serve without pay or other non-equity compensation. The fair value of these services is estimated by management and is recognized as a general and administrative expense. For the six months ended June 30, 2001 the Company recorded $200,000 as an accrued liability. Previously, the fair value of these services was recorded as a capital contribution. For the six months ended June 30, 2000, the Company recorded $210,000 as a capital contribution by its sole officer and director and its other employees. For the period from inception (December 16, 1997) to June 30, 2001, the value of the services rendered by Lexon's sole officer and director and its other employees was $1,111,479.

Fair Market Value of Stock Issued for Services
The fair market value of stock issued as payment for services is equal to the closing price of the Company's Common Stock on the date shares are granted or on the date agreements for services are signed. On November 4, 1998, the Company's Common Stock began trading on the OTC Bulletin Board under the symbol "LXXN". Prior to trading, the Board of Directors determined the fair market value of stock issued as payment for services.

Stock-based Compensation
The Company accounts for stock-based compensation arrangements in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. The
Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force Consensus in Issue No. 96-18.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development ("R&D") Costs
The Company is amortizing the $311,250 paid pursuant to the Sponsored Research Agreement for the Ebaf assay over two years, which is the life of the service agreement. The $249,458 to be paid pursuant to the Sponsored Research Agreement for the Telomerase assay acquired through the purchase of CDI is being amortized over two years, which is the life of the service agreement (See Note 5). Any other costs relating to the development of the Ebaf and Telomerase Assays are expensed as incurred. Compensation cost associated with stock options granted to Dr. Tabibzadeh, the inventor of the Ebaf Assay, is recorded by the Company as R&D expense.

New Accounting Standards
The Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" during the first quarter of 2001. Currently, the Company does not engage in hedging activities or transactions involving derivatives.

Note 2--  Gentest Merger

On May 11, 1998, the Company entered into an Agreement and Plan of Merger with Gentest, Inc., a Florida corporation, whereby the Company agreed to issue 1,000,000 shares of its Common Stock for all the issued and outstanding Common Stock of Gentest, Inc. Gentest was formed in March 1998 for the purpose of securing the License Agreement and Sponsored Research Agreement related to the Ebaf Assay. Under the terms of the Agreement and Plan of Merger, the Company issued to UTEK Corporation ("UTEK"), the sole shareholder of Gentest, 1,000,000 shares of Common Stock of Lexon. Gentest ceased to exist by reason of the merger, and the assets and liabilities of Gentest, including those rights and obligations associated with the exclusive License Agreement and the Sponsored Research Agreement, became assets and liabilities of Lexon. The obligations of Gentest were to pay $105,000 for the exclusive license, $311,250 to develop the test kit and $55,000 for services rendered in connection with securing the agreements. Lexon paid the obligations in full on July 8, 1998. The Gentest merger was accounted for as a purchase. The purchase price of $1,000 was based on the number of shares issued at par value of $0.001 per share.

Par value per share was used to value the purchase because all previous share issuances, consisting solely of issuances to founders, were based on par value, and there was no public market for the Company's stock. Gentest had only recently been formed for the purpose of entering into the License and Sponsored Research Agreements. The value assigned to the License and Sponsored Research Agreements and the related obligations, were therefore based on Gentest's cost. Since Gentest had no prior operations, no pro forma financial information is presented.

The Gentest assets acquired and liabilities assumed are summarized as follows:

     License Agreements                              $161,000
     Sponsored Research Agreement                     311,250
                                               ----------------

     Total Cost of Assets Acquired                    472,250

     Obligations Assumed                             (471,250)
                                               ----------------

     Purchase Cost                                    $ 1,000
                                               ================

Note 3--  Exclusive License--Ebaf Assay

On July 8, 1998, the Company paid $100,000 to the University of South Florida Research Foundation ("USFRF") and $5,000 to North Shore University Hospital
Research Foundation ("North Shore") for the exclusive worldwide license to develop and market the cancer screening test kits. In addition, the Company paid $55,000 to UTEK for services rendered in connection with securing the license agreements. The exclusive license is being amortized over 17 years using the straight-line method. At June 30, 2001, the amount of accumulated amortization related to the Exclusive License was $28,412.

Note 4--  Sponsored Research Contract--Ebaf Assay

On July 8, 1998, the Company paid $311,250 to North Shore under the terms of a Sponsored Research Agreement to develop the cancer screening test kits. The contract specifies a 24-month development period with costs not to exceed $311,250. The Sponsored Research Agreement is amortized over 2 years using the straight-line method, with amortization costs recorded as research and development expenses. At June 30, 2001, the asset was fully amortized.

Note 5--  Purchase of Cancer Diagnostics, Inc.

On January 29, 2000, Lexon purchased 100% of the Common Stock of CDI, a Florida corporation, according to the terms of a Stock Purchase Agreement. By reason of the stock purchase, CDI became a wholly-owned subsidiary of Lexon. CDI owns the exclusive worldwide license to the Telomerase Assay, a patent-pending blood test for lung cancer being developed at the University of Maryland, Baltimore ("UMB"). CDI is party to a two-year sponsored research agreement to fund the development and commercialization of the Telomerase Assay for the ELISA format at the University of Maryland, Baltimore.

Lexon purchased all of the outstanding Common Stock of CDI from CDI's sole shareholder UTEK Corporation ("UTEK") for a total of $200,000. Lexon paid $50,000 in cash and gave UTEK a secured promissory note for $150,000. The secured promissory note bears interest at 10% per year and is payable in three monthly installments of $50,000 each, due on April 30, May 31 and June 30, 2000. The Company has paid $70,000 to UTEK to date. The interest rate will increase to 12% per year on any unpaid principal balance after June 30, 2000. To secure the promissory note, Lexon pledged all of the shares of Common Stock of CDI pursuant to a Pledge and Security Agreement. The shares were placed in escrow and will be released upon payment in full of Lexon's obligation to UTEK. On March 27, 2001, the Company issued to UTEK 236,000 shares of Lexon, Inc. Common Stock as payment in full for the remaining principal of $30,000 and associated accrued interest of $8,080 on the secured promissory note.

UTEK, a Florida corporation, is a technology merchant that specializes in the transfer of technology from universities and government research facilities to the private sector. UTEK has relationships with major universities and government research facilities in the U.S. and in Europe. UTEK owns approximately 1,236,000 shares (or about 9.6% of the outstanding shares) of Lexon Common Stock.

Note 6--  Exclusive License--Telomerase Assay

Lexon owns the exclusive worldwide license to the Telomerase Assay through its wholly-owned subsidiary CDI. In exchange for the license, CDI agreed to pay UMB a royalty of 4% of Net Sales of products sold using the Telomerase Assay technology. The exclusive license is being amortized over 15 years using the straight-line method. At June 30, 2001, the amount of accumulated amortization related to the exclusive license was $7,508.

Note 7--  Sponsored Research Contract--Telomerase Assay

On August 27, 1999, CDI agreed to pay UMB $249,458 to fund the development of the Telomerase Assay for the ELISA format over a two year period beginning January 4, 2000, and ending January 3, 2002. CDI paid $124,921 upon signing the sponsored research agreement. The balance of $124,537 is due on or before January 1, 2001. The Sponsored Research Agreement is being amortized over 2 years using the straight-line method, with amortization costs recorded as research and development expenses. At June 30, 2001, the amount of accumulated amortization related to the Sponsored Research Agreement was $187,094.

Note 8--  Notes Payable

During 1998, the Company borrowed $50,000 from an officer and $180,000 from a shareholder. The Company executed notes payable which were due December 31, 1998, at an interest rate of 12% per year, which increased to 14% per year after the due date. The notes payable and accrued interest were paid in full during 1999. On October 15, 1998, in connection with these notes, the Board granted 50,000 options to the officer and 180,000 options to the shareholder, each at an exercise price of $1.20 per share. Because no trading market for the Common Stock was yet established, the option exercise price of $1.20 per share was determined by the Board based on the most recent offering price of $2.00 per share less a 40% discount. The discount was determined to be appropriate as stock issued when these options are exercised may be restricted.

The Company recorded no compensation cost for the options granted to the officer. For the year ended December 31, 1998, the Company recorded $356,346 as interest expense for the options granted to the shareholder based on an estimated fair value of $1.98 per share. The fair value of $1.98 per share was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: exercise price of $1.20 per share, stock price of $2.00 per share, risk-free interest rate of 6.0%, expected dividend yield of 0.0; expected life of ten years; and estimated volatility of 151%.

During 1998, the Company borrowed $1,377 from a related party. As of June 30, 2001, the balance on this loan was $1,377.

During 1999, the Company borrowed $118,250 from non-affiliated shareholders. The Company executed notes payable, which were due December 31, 2000, at an interest rate of 10% per year. Subsequent to December 31, 2000, these notes accrue interest at a default rate of 16%. As of June 30, 2001, the balance on these loans was $11,250.

During 2000, the Company borrowed $76,500 from its shareholders. The Company executed notes payable, which were due December 31, 2000, at an interest rate of 10% per year. Subsequent to December 31, 2000, these notes began to accrue interest at a default rate of 16%. As of June 30, 2001, the remaining balance on these notes was $50,000

Note 9--  Commitments and Contingencies

Future Royalty Obligations Under Exclusive License Agreement--Ebaf Assay
In connection with the exclusive license agreement, the Company agreed to pay to USFRF a royalty equal to the greater of (a) five percent (5%) of revenue from the sale of products based on the concept for the diagnosis of selected adenocarcinomas and any additions, extensions and improvements thereto or as a minimum (b) zero (0) dollars for the first twenty four (24) months; $75,000 at the end of year three (3); $100,000 at the end of year four (4); $125,000 at the end of year five (5); $150,000 at the end of year six (6) and for each successive year thereafter during the term of the exclusive license agreement. The royalty obligation will expire after the longer of twenty (20) years or the expiration of the last to expire patent that covers the licensed intellectual property. The Company also agreed to pay to North Shore a royalty equal to one-half percent (0.5%) of revenue from the sale of such products and ten percent (10%) of any consideration received by the Company from granting sublicenses. No minimum royalty payments are required under the License Agreement with North Shore.

Future Royalty Obligations Under Exclusive License Agreement--Telomerase Assay In exchange for the exclusive license agreement, CDI agreed to pay UMB a royalty of 4% of Net Sales of products sold using the Telomerase Assay technology. The license agreement provides for minimum annual royalties for the life of the license agreement, which coincides with the life of the last to expire patent covering the licensed technology. The minimum annual royalties range from $2,500 per year beginning in 2002 to a maximum of $4,000 per year beginning in 2006 and continuing each year thereafter for the life of the license agreement. In addition, the license agreement provides for royalties of 2% of Net Sales of products sold by sublicensees of CDI and 50% of all consideration received by CDI for up-front, milestone or other payments from sublicensees.

Future Obligations to North Shore University
On March 8, 1999, the Company agreed to fund an additional $81,162 to North Shore in six equal installments of $13,257 each, payable on or before October 1, 1999, December 1, 1999, February 1, 2000, April 1, 2000, June 1, 2000 and August 1, 2000. At June 30, 2001, the balance on the Company's obligation is $27,054.

Statutory Rights of the National Institutes of Health ("NIH")
The Patent & Trademark Act (Public Law 96-517), also known as the Bayh-Dole Act created a uniform patent policy among Federal agencies that fund research. Bayh-Dole enables small businesses and non-profit organizations, including universities, to retain title to materials and products they invent with Federal funding. In return, the U.S. government retains a nonexclusive right to make or use the invention for government purposes. Dr. Tabibzadeh's research was funded in part with grants from the National Institutes of Health. If the U.S. government decided to make or use Dr. Tabibzadeh's invention for government purposes, then it would not be obligated to pay license fees or royalties. In addition, the U.S. government is protected from lawsuits and infringement claims.

Foreign Patent Protection
The U.S. patent covering the Ebaf Assay does not extend to foreign countries and the Company does not presently have any foreign patent protection for its product.

Leases
The Company's executive office is leased from a third party under the terms of a lease agreement that expires March 31, 2002. The office is shared with other companies controlled by the officers and directors of the Company. During the six months ended June 30, 2001 and 2000, the Company recorded $4,530 and $4,800, respectively, for rent expense. The minimum annual lease payments pursuant to the lease agreement and the Company's estimated share are scheduled as follows:

For the Periods Ended     Minimum Annual Lease   Company's Estimated
          December 31                 Payments                 Share
---------------------- ------------------------ ---------------------
     2001                              $45,587                $9,090
     2002                               11,462                 2,280

Swartz Investment Agreement
The Company entered into an investment agreement on May 19, 2000, with Swartz Private Equity, LLC to raise up to $30 million through a series of sales of Lexon's Common Stock ("the Investment Banking Agreement"). The dollar amount of each sale is limited by the Company's Common Stock's trading volume, and a minimum period of time must elapse between each sale. Each sale will be to Swartz. In turn, Swartz will either sell Lexon's stock in the open market, place Lexon's stock through negotiated transactions with other investors, or hold Lexon's stock in their own portfolio.

If Lexon has not put at least $1,000,000 of Common Stock to Swartz during any six calendar month period following the effective date of the Agreement, then Lexon shall pay a non-usage fee of $100,000 less 10% of the aggregate put dollar amount put to Swartz during the period.

Lexon may terminate its right to initiate puts or terminate the Investment Banking Agreement at any time by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations Lexon has concerning the Investment Banking Agreement or any related agreement. Should Lexon terminate the Investment Banking Agreement prior to initiating puts in the amount of $2,000,000 during the 36 month period of the Investment Banking Agreement, the Company may be required to pay a Non-Usage fee of a maximum of $200,000.

DOCRO Services Agreement
On June 21, 2000 and August 2, 2000, the Company entered into two consulting agreements with Diagnostic Oncology CRO, Inc. ("DOCRO"), a company engaged in providing technology assessment, technology development, and laboratory and clinical trial services to medical device developers, to conduct a technology assessment and development program for Lexon's Ebaf and Telomerase tumor marker technologies. For these services, Lexon agreed to pay DOCRO $1,495,000 and $1,858,900, respectively, which will be paid upon achievement by DOCRO of specific milestones in the operation. As of June 30, 2001, the Company had recorded a payable to DOCRO under the agreements of $350,000.

Employment Agreements
On January 3, 2001, the Company entered into written employment agreements with Lexon's sole officer and director, and certain employees. The terms of their respective employment agreements are the same, except that the agreement for Lexon's sole officer and director states he will not compete with Lexon, Inc. for one-year after he resigns voluntarily or is terminated for cause. If he is terminated without cause or if he resigns because a change of control has occurred, then the non-compete clause of his employment agreement will not be applicable.

The term of each employment agreement is for one year, ending January 3, 2002 with an automatic and continuous renewal for consecutive two year periods. Each agreement can be ended either by the Company or by the employee upon 30 days' written notice. Each agreement provides for an annual salary of at least $100,000 with an annual salary increase equal to no less than the percentage increase in the Consumer Price Index during the previous calendar year. Each employee's salary will be accrued by the Company and paid in whole or in part as cash is available. If an employee resigns or is terminated for any reason, his or her accrued and unpaid salary plus severance pay ranging from three (3) months to twenty-four (24) months, depending on the circumstances of his or her departure, will be due and payable within 30 days of his or her resignation or termination. Under each employment agreement, the Company provides certain fringe benefits, including, but not limited to, participation in pension plans, profit-sharing plans, employee stock ownership plans, stock appreciation rights, hospitalization and health insurance, disability and life insurance, paid vacation and sick leave. Lexon, Inc. will reimburse each employee for any reasonable and necessary business expenses, including travel and entertainment expenses that are necessary to carry out his or her duties. Each employee has the right to participate in other businesses as long as those businesses do not compete with Lexon, Inc. and so long as the employee devotes the necessary working time, as determined in his or her sole discretion, to Lexon's business activities. The Company will indemnify each employee for all legal expenses and liabilities incurred with any proceeding involving the employee by reason of his or her being an officer, director, employee or agent of the Company. The Company will pay reasonable attorney fees and expenses as incurred in the event that, in the employee's sole judgment, he or she needs to retain counsel or otherwise expend personal funds for his or her defense. If there is a change in control, each employee has the right to resign. A change in control is defined as a change in the majority of Directors within any twelve month period without 2/3 approval of the shares outstanding and entitled to vote, or a merger where less than 50 percent of the outstanding common stock survives and a majority of the Board of Directors remains, or the sale of substantially all of the Company's assets, or if any other person or group acquires more than 50 percent of the voting capital.

Broker-Dealer Selling Agreements
On April 30, 2001, we began an Offering pursuant to Regulation D, Rule 506 offering to sell up to 4,000,000 Units at a price of $0.25 per Unit. Each Unit consists of one share of Common Stock and one Common Stock purchase warrant exercisable at $0.50 that expires on January 11, 2006. On May 11, 2001, we signed a Broker-Dealer Selling Agreement with Global Financial Group, Inc., a registered broker-dealer. The Agreement provides that Global receive a commission of ten percent (10%) of the sales price of shares sold, a three percent (3%) non-accounted expense allocation and a two percent (2%) due diligence fee. On May 21, 2001, we signed a Broker-Dealer Selling Agreement with Amerivet Securities, Inc., a registered broker-dealer. The Agreement provides that Amerivet receive a commission of ten percent (10%) of the sales price of shares sold, a three percent (3%) non-accounted expense allocation and a two percent (2%) due diligence fee.

Note 10-- Common Stock and Paid in Capital

During the year ended December 31, 1998, the following Common Stock transactions occurred:

o Under the terms of an offering dated April 1, 1998, the Company sold 5,000,000 shares of its Common Stock to the founders at par value for $5,000 cash.

o On July 8, 1998, the Company issued 1,000,000 shares of its Common Stock in connection with the Gentest merger.

o On May 18, 1998, Lexon commenced its Rule 504 private offering at $2.00 per share. This price was determined by the Board of Directors. There were 125,205 shares of Common Stock sold to third-party investors for $250,410 in cash. The $2.00 offering was terminated on July 31, 1998, when Lexon's 15c211 application was filed with the NASD. The Company's Common Stock began trading on November 4, 1998, at $2.50 per share. On November 6, 1998, Lexon commenced a Rule 504 private offering at $3.00 per share, which price was greater than the closing price of the Company's Common Stock on November 6, 1998 (the date of the offering memorandum). There were 39,416 shares of Common Stock sold to third-party investors for $118,248 in cash. The Company incurred expenses of $48,287 in connection with the offerings. On January 18, 1999, the Company terminated the $3.00 offering and commenced an offering at $1.50 per share, which was equal to the closing price of the Company's Common Stock on January 19, 1999. Although there were no obligations to do so, the Board determined that the investors who paid cash in the $2.00 and $3.00 private offerings should be treated as if they had purchased their shares at $1.50 per share. Accordingly, the Company issued an additional 81,151 shares to those investors (41,735 shares to the $2.00 investors and 39,416 shares to the $3.00 investors). The issuance of the additional shares was treated as a capital transaction, with no effect on shareholders' equity.

o During 1998, the Company issued 33,541 shares of its Common Stock at $2.00 per share for services rendered in connection with the Offering. The $2.00 per share value was determined by the Board of Directors based on the most recent offering price of $2.00 per share.

During the year ended December 31, 1999, the following Common Stock transactions occurred:

o The Company sold 385,700 shares of its Common Stock to third party investors for $557,550 in cash.

o The Company issued a total of 89,500 shares of Common Stock for services rendered by outside consultants. The shares were valued based on the closing price of the Company's Common Stock on the date the services were rendered or agreements were signed. Of the shares issued, 80,000 were issued at $2.50 per share to a consultant to develop and market an Internet web site and to prepare and distribute via e-mail a detailed profile report on the Company. An additional 7,500 shares were issued at $2.34 per share to a public relations specialist in connection with the Company's colon cancer awareness activities. The remaining 2,000 shares were issued at $4.875 per share for legal services.

o The Company issued 55,000 shares of Common Stock to an employee who exercised stock options at $1.5625 per share. The Company received $85,938 in cash. The exercise price was equal to the closing price of the Company's Common Stock on the date the options were granted.

During the year ended December 31, 2000, the following Common Stock transactions occurred:

o The Company issued 150,000 shares of its Common Stock pursuant to the exercise of employee stock options, for which the Company received $234,375 in cash. The employees exercised their options at $1.5625 per share. The exercise price was equal to the closing price of the Company's Common Stock on the date the options were granted.

o The Company issued a total of 293,222 shares of Common Stock for services rendered by outside consultants. The shares were valued based on the closing price of the Company's Common Stock on the date the services were rendered or agreements were signed. Of the shares issued, 190,000 were issued at $.9375 per share to consultants for services rendered in connection with accounting and legal services; 65,000 shares were issued at $.9375 per share for general business consulting services; and 22,222 shares were issued at $1.125 per share to a consultant to develop and maintain an Internet web site for the Company.

o The Company issued a total of 1,000,000 shares of Common Stock for services rendered by outside consultants. The shares were valued based on the closing price of the Company's Common Stock on the date the services were rendered or agreements were signed. Of the shares issued, 600,000 were issued at $.84 per share for general business consulting services, and 400,000 shares were issued at $.84 per share pursuant to an investor relations agreement.

o The Company sold 250,000 restricted shares of stock to a third-party investor in conjunction with a consulting agreement signed on May 23, 2000. The purchase price for the shares was $.001 and the stock is restricted for a period of 10 months. The $554,250 difference between the purchase price of the stock and the fair market value of the stock on the date of purchase was recorded as a general and administrative expense on the income statement.

o In connection with the issuance of stock for services, the Company recorded $1,895,237, $1,673,562 and $221,675, respectively, as G&A expense for the period from inception (December 16, 1997) through December 31, 2000, and for the years ended December 31, 2000 and 1999.

o The Company placed 700,000 shares of stock in escrow for a third party investor pursuant to an investment banking agreement signed on May 19, 2000. As of December 31, 2000, 260,160 and 52,365 shares had been purchased through puts. The sales prices for the shares was $0.75 and $.40 respectively, which were the sales prices calculated using the formulas outlined in the Investment Banking Agreement. Total proceeds from sales of stock under the Investment Banking Agreement are $216,066.

During the six months ended June 30, 2001, the following Common Stock transactions occurred:

o On February 23, 2001, the employees of Lexon exercised options to purchase 3,000,000 shares of common stock at an exercise price of $0.25 per share. Each person gave the Company an unsecured promissory note. The total of these notes amounted to $750,000. The notes are due February 23, 2008 and accrue interest at a rate of 8% per year.

o On January 9, 2001, 400,000 shares were sold to three accredited third party investors under Rule 506 for $100,000 in cash.

o On April 3, 2001, 200,000 shares were sold to one accredited third party investor under Rule 506 for $50,000 in cash.

o On April 30, 2001, we began an Offering Regulation D, Rule 506 offering to sell up to 4,000,000 Units at a price of $0.25 per Unit. Each Unit consists of one share of Common Stock and one Common Stock purchase warrant that expires on January 11, 2006. Pursuant to the terms of this Offering, we had the following transactions.

         During May 2001, we sold 100,000 Units and received $25,000 in cash. During June 2001, we sold 100,000 Units and received $25,000 in cash.

Lexon is authorized to issue 45,000,000 Shares of Common Stock, par value $0.001 per share, of which 13,238,735 shares were outstanding as of June 30, 2001. Lexon is also authorized to issue 5,000,000 Shares of Preferred Stock, par value $0.001 per share, of which there are no shares presently outstanding. There is no present intent to issue any Preferred Stock.

Voting Rights
Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors. Holders of a majority of the issued and outstanding shares of Common Stock may take action by written consent without a meeting.

Dividend Rights
Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors. To date, Lexon has not paid cash dividends on its Common Stock. Holders of Common Stock are entitled to receive such dividends as may be declared and paid from time to time by the Board of Directors out of funds legally available therefor. Lexon intends to retain any earnings for the operation and expansion of its business and does not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of cash dividends will depend upon future earnings, results of operations, capital requirements, Lexon's financial condition and such other factors as the Board of Directors may consider.

Liquidation Rights
Upon any liquidation, dissolution or winding up of Lexon, holders of shares of Common Stock are entitled to receive pro rata all of the assets of Lexon available for distribution to shareholders after liabilities are paid and distributions are made to the holders of Lexon's Preferred Stock, if any.

Preemptive Rights
Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of Lexon.

Note 11--  Stock Options

Employee Stock Options
On August 15, 1998, the Board of Directors and shareholders approved the adoption of the Lexon Option Plan, pursuant to which 3,000,000 shares of Common Stock were reserved. Stock options granted under the Plan expire ten years from the date of grant.

On October 15, 1998, the Board granted 50,000 options to an officer at an exercise price of $1.20 per share in connection with a loan made by the officer to the Company. The Company recorded no compensation cost for the options granted to the officer.

On March 4, 1999, the Board granted 1,692,500 options to purchase Common Stock at an exercise price of $1.5625 per share to employees of the Company. The exercise price was equal to the closing price of the Company's Common Stock on the date of grant. No compensation cost was recorded.

On August 7, 2000, the Board granted 1,250,000 options to purchase Common Stock at an exercise price of $.84 per share to employees of the Company. The exercise price was equal to the closing price of the Company's Common Stock on the date of grant. No compensation cost was recorded.

On January 2, 2001, the Board cancelled 2,487,500 options previously issued to the Company's employees pursuant to the Lexon, Inc., 1998 Incentive Stock Option Plan dated August 15, 1998.

On January 5, 2001, the Board granted 3,000,000 options to purchase Common Stock at an exercise price of $.25 per share to employees of the Company. The exercise price was equal to the closing price of the Company's Common Stock on the date of grant. No compensation cost was recorded. All of these options were exercised during the first quarter of 2001 (see Note 10).

SFAS 123 provides an alternative method of determining compensation cost for employee stock options, which alternative method may be adopted at the option of the Company. Had compensation cost for the options granted to employees been determined consistent with SFAS 123, the Company's net loss for the six months ended June 30, 2001, would have been increased and EPS would have been reduced to the following pro forma amounts:

                                           From Inception
                                                  Through
                                            June 30, 2001
                                           --------------
         Net loss:
                  As reported                 $(8,389,562)
                  Pro forma                    (8,835,962)

         Basic and diluted EPS:
                  As reported                 $     (1.19)
                  Pro forma                         (1.25)

Compensation cost was based on an estimated fair value of $.24 per share, which was calculated using the Black-Scholes option pricing model with the following assumptions: exercise price of $.25 per share; stock price of $.25 per share; risk-free interest rate of 6.0%; expected dividend yield of 0.0; expected life of ten years; and estimated volatility of 126%.

Non-Employee Options
On October 15, 1998, the Board granted 300,000 options to a consultant at an exercise price of $1.20 per share. In exchange for the options, the consultant provided the Company financial and investment consulting services for a one-year period. During 1998 the Company recorded $593,910 as a prepaid consulting expense and an increase to paid in capital. The Company amortized the prepaid expense over a 12-month period, which was the life of the agreement. Amortization expense included in general and administrative expense was $494,925 in 1999 and $98,985 in 1998.

Also on October 15, 1998, the Board granted 50,000 options at an exercise price of $1.20 per share to the inventor of the Ebaf screening process. The Company recorded the compensation cost of $98,985 as research and development expense on the date the options were granted.

On October 15, 1998, the Board also granted 180,000 options to a shareholder at an exercise price of $1.20 per share in connection with a loan made by the shareholder to the Company. The Company recorded compensation cost of $356,346 as interest expense on the date the options were granted.

Compensation cost for the October 15, 1998, options was based on an estimated fair value of $1.98 per share, which was calculated using the Black-Scholes option pricing model with the following assumptions: exercise price of $1.20 per share; stock price of $2.00 per share; risk-free interest rate of 6.0%; expected dividend yield of 0.0; expected life of ten years; and estimated volatility of 151%.

On November 1, 1998, the Company entered into an agreement with an investor relations firm whereby the Board granted the firm options to purchase up to 1,000,000 shares of Common Stock over a two-year period. Amounts and exercise prices are as follows:

                                                  Number of   Exercise Price
              Vesting Period                        Options        Per Share
 ------------------------------------------ ---------------- ----------------
 January 1, 1999 to March 31, 1999                   45,000            $1.20
 April 1, 1999 to June 30, 1999                      70,000            $1.50
 July 1, 1999 to September 30, 1999                  95,000            $1.75
 October 1, 1999 to December 31, 1999               120,000            $2.00
 January 1, 2000 to March 31, 2000                  135,000            $2.25
 April 1, 2000 to June 30, 2000                     160,000            $2.50
 July 1, 2000 to September 30, 2000                 175,000            $2.75
 October 1, 2000 to December 31, 2000               200,000            $3.00
                                            ----------------
 Total                                            1,000,000
                                            ----------------

The options are eligible to vest on a quarterly basis, subject to the achievement of certain market conditions surrounding the Company's stock. If the vesting conditions are not met, the options eligible for vesting are forfeited. Compensation cost will be recorded for the options when and if they become vested. Only vested options are exercisable. All vested options are exercisable until October 27, 2008. On June 30, 1999, 70,000 options exercisable at $1.50 per share became vested. To determine compensation cost, the 70,000 vested options were valued at $3.26 per share based on the Black-Scholes option pricing model and the Company recorded $228,200 as general and administrative expense. The following assumptions for the Black-Scholes option pricing model were used: exercise price of $1.50 per share, market price on vesting date of $3.375, risk-free interest rate of 5.87%, expected dividend yield of 0.0; expected life of ten years; and estimated volatility of 117%. During the year ended December 31, 1999, 260,000 options at exercise prices ranging from $1.20 to $2.00 per share were forfeited. During the nine months ended September 30, 2000, the remaining 670,000 options at exercise prices ranging from $2.50 to $3.00 per share were forfeited.

On March 4, 1999, the Board granted 250,000 options to purchase Common Stock at an exercise price of $1.5625 per share to Dr. Tabibzadeh, inventor of the Ebaf Assay screening process. The exercise price was equal to the closing price of the Common Stock on the date of grant. The options were valued at $1.49 per share based on the Black-Scholes option-pricing model and the Company recorded $372,500 as research and development expense. The following assumptions for the Black-Scholes option pricing model were used: exercise price of $1.5625, market price of $1.5265, risk- free interest rate of 5.87%, expected dividend yield of 0.0; expected life of ten years; and estimated volatility of 117%.

On March 28, 2000, the Board granted 484,809 warrants to purchase Common Stock to Swartz Institutional Finance ("Swartz") pursuant to the Equity Line Letter of Agreement signed on that day. 280,000 warrants have an exercise price of $2.062 per share. The exercise price was equal to the lowest closing price for 5 trading days prior to the date of execution of all Closing Documents on May 19, 2000. The warrants were valued at $1.575 per share based on the Black-Scholes option pricing model, and the Company recorded $441,000 as a deferred cost of capital, to be charged against the capital received from each put transaction with Swartz. The following assumptions for the Black-Scholes option pricing model were used: exercise price of $2.062, market price of $2.625, risk-free interest rate of 8.00%, expected dividend yield of 0.0, expected life of one year, and estimate volatility of 142%. Subsequent to signing the banking agreement, Lexon filed an S-8 registration statement registering additional outstanding shares. An additional 204,809 warrants were issued to Swartz to comply with the terms of the Investment Banking Agreement which states that Swartz is entitled to own warrants equal to 10% of the total outstanding shares. The warrants have an initial exercise price of $.68 per share. If the date of exercise is more than six months after the date of issuance, the exercise price shall be reset according to the terms outlined in the Warrant Agreement. The warrants issued to Swartz were valued at $1.19 per share based on the S-8 filing and a deferred cost of capital was recorded for $243,723. This amount is being charged against the capital received from each put transaction with Swartz. As of June 30, 2001, $4,922 had been charged against paid in capital.

On May 23, 2000, the Board granted 500,000 warrants to purchase Common Stock at an exercise price of $1.625 per share to Goodbody International, Inc. for consulting services and guidance on any matters relating to investor relations, financial relations, stock enhancement and public relations and to CEO responsibilities, including any financing mergers, acquisitions, contract negotiations and the possible sale of the Company. The term of the agreement is three years and is being amortized using the straight-line method. The exercise price was equal to the closing price of the Common Stock on May 10, 2000. The warrants were valued at $2.0595 per share based on the Black-Scholes option pricing model and the Company recorded $114,422 as consulting expense and $915,328 as prepaid consulting expense. The following assumptions for the Black-Scholes option pricing model were used: exercise price of $1.625, market price of $2.218, risk-free interest rate of 8.00%, expected dividend yield of 0.0, expected life of five years, and estimated volatility of 146%.

On September 29, 2000, the Board granted 26,016 warrants to purchase Common Stock at an exercise price of $.825 per share to Swartz in conjunction with the first put pursuant to the Investment Banking Agreement.

On November 3, 2000, the Board granted 5,237 warrants to purchase Common Stock at an exercise price of $.4818 per share to Swartz in conjunction with the second put pursuant to the Investment Banking Agreement

Due to the uncertainty surrounding the Company's ability to raise significant amounts of capital, effective December 31, 2000, the costs associated with issuing warrants to Swartz and Goodbody are charged to general and administrative expenses

A summary of the status of the Company's stock options at June 30, 2001, and changes during the six months then ended is presented below:

                                                June 30, 2001
                                          -----------------------------
                                                       Weighted Average
                                               Shares    Exercise Price
                                         ------------ -----------------
Employees
Outstanding, December 31, 2000             2,487,500             $1.20
Granted                                    3,000,000              0.25
Exercised                                 (3,000,000)             0.25
Forfeited                                 (2,487,500)             1.20
                                          ------------ ----------------
Outstanding, June 30, 2001                        --              $ --
                                          ------------ ----------------
Exercisable, June 30, 2001                        --              $ --
                                          ------------ ----------------
Weighted average fair
 value of options granted                      $0.25
                                          ------------

                                          -----------------------------
                                                       Weighted Average
                                               Shares    Exercise Price
                                          ------------ ----------------
Non-employees
Outstanding, December 31, 2000             1,866,062              $1.44
Granted or Vested                                 --                 --
Exercised                                         --                 --
Forfeited                                         --                 --
                                          ------------ ----------------
Outstanding, June 30, 2001                 1,866,062              $1.44
                                          ------------ ----------------
Exercisable, June 30, 2001                 1,866,062              $1.44

                                          ------------ ----------------
Weighted average fair
 value of options granted                      $1.71
                                          ------------

The following table summarizes information about fixed stock options outstanding at June 30, 2001:


                                           Options Outstanding                  Options Exercisable
                                ------------------------------------------ ------------------------------
                                                    Weighted
                                                     Average     Weighted
                                       Number      Remaining      Average         Number        Weighted
         Range of exercise        Outstanding    Contractual     Exercise    Exercisable         Average
         prices                   at 06/30/01           Life        Price    at 06/30/01  Exercise Price
         ---------------------- -------------- -------------- ------------ -------------- ---------------
         Non-employees
         $0.4818-$2.062            1,866,062      5.46 years       $1.44      1,866,062           $1.44


Note 12-- Income Taxes

The components of deferred income tax are as follows:

                                             Inception
                                          (December 16,
                                      1997) to June 30,
                                                  2001
                                    --------------------
Net operating loss                            $764,042
Stock-based compensation                       562,892
Valuation allowance                         (1,326,934)
                                    --------------------

Net deferred tax asset                         $   ---
                                    --------------------

From inception to June 30, 2001, the Company had a net operating tax loss carryforward of approximately $4,486,815, which expires 2019 and 2020, and temporary differences related to stock-based compensation of $1,655,564. A valuation allowance fully offsets the benefit of the net operating loss, since the Company does not meet the "more probable than not" criteria of FASB 109.

Note 13-- Earnings per Share


Basic and Diluted EPS Computation:           June 30, 2001   June 30, 2000
                                             ------------- ---------------

Net loss applicable to Common Stockholders      $(397,554)   $(1,775,699)
                                             ------------- ---------------
Weighted average shares outstanding            11,915,553      6,988,134
                                             ------------- ---------------
Basic and Diluted EPS                           $  (0.03)       $  (0.25)
                                             ------------- ---------------

For the six months ended June 30, 2001 and 2000, all options were excluded from the EPS calculation, as their effect was anti-dilutive.

Note 14-- Uncertainties

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company is in the early stages of development and has not established sources of revenues sufficient to fund the development of business and pay operating expenses, resulting in a net loss of $397,554 for the six months ended June 30, 2001. Management intends to provide the necessary development and operating capital through sales of its Common Stock and increasing revenues by gaining FDA approval for the Ebaf Assay test kit and marketing the test kit to laboratories, research institutions, hospitals, clinics, doctors and other medical professionals throughout the world. The ability of the Company to continue as a going concern during the next year depends on the successful completion of the Company's efforts to raise capital and gain FDA approval. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 15-- Subsequent Events

The Company is currently negotiating the resolution of a dispute with Swartz Private Equity, LLC over a $100,000 non-usage fee related to the Investment Agreement dated May 19, 2000 (see Note 9). No legal action is pending or threatened and both parties are working to resolve the matter.